================================================================================

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                         ------------------------------

                                   FORM 8-K

                                CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15 (D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

                Date of Report (Date of earliest event reported):

                                September 26, 1997

                              SERVICE EXPERTS, INC.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)

    Delaware                      001-13037                    62-1639453
----------------              ----------------             -----------------
(State or Other               (Commission File             (I.R.S. Employer
 Jurisdiction of              Number)                      Identification
 Incorporation)                                            Number)

                               111 Westwood Place
                                    Suite 420
                           Brentwood, Tennessee 37027
                --------------------------------------------------
               (Address of principal executive offices) (Zip Code)

                                 (615) 371-9990
              ----------------------------------------------------
              (Registrant's telephone number, including area code)

                                 Not Applicable
          -------------------------------------------------------------
          (Former name or former address, if changed since last report)


================================================================================

ITEM 5. OTHER EVENTS.

        Service Experts, Inc., a Delaware corporation (the "Company"), operates residential heating, ventilating and air conditioning ("HVAC") service and replacement businesses. In connection with the acquisition of HVAC businesses, the Company plans to offer shares of the Company's Common Stock, $.01 par value per share (the "Common Stock"), warrants to purchase shares of Common Stock and debt securities convertible into shares of Common Stock pursuant to its Registration Statement on Form S-4. In order to comply with the disclosure requirements of the Securities and Exchange Commission regarding the financial statements of businesses acquired or to be acquired, the Company is filing this Current Report containing the following audited and pro forma financial statements:

        (a) Financial Statements of Businesses Acquired or to be Acquired See Pages F-1 through F-49.

        (b) Pro Forma Financial Information
            See Pages F-50 through F-57.

                         INDEX TO FINANCIAL STATEMENTS

                                                              PAGE
                                                              ----
MARTIN MECHANICAL CONTRACTORS, INC.
Financial Statements for the Year ended February 28, 1997
Report of Independent Auditors..............................   F-2
Balance Sheet...............................................   F-3
Statement of Income.........................................   F-4
Statement of Stockholders' Equity...........................   F-5
Statement of Cash Flows.....................................   F-6
Notes to Financial Statements...............................   F-7
PTM ENTERPRISES, INC.
Financial Statements for the Six Months ended August 31,
  1997 (unaudited)
Balance Sheet...............................................  F-12
Statement of Operations.....................................  F-13
Statement of Stockholder's Equity...........................  F-14
Statement of Cash Flows.....................................  F-15
Notes to Financial Statements...............................  F-16
E.L. PAYNE COMPANY
Financial Statements for the Year ended December 31, 1996
  and Six Months ended June 30, 1997 (unaudited)
Report of Independent Auditors..............................  F-18
Balance Sheets..............................................  F-19
Statements of Operations....................................  F-20
Statements of Stockholder's Deficit.........................  F-21
Statements of Cash Flows....................................  F-22
Notes to Financial Statements...............................  F-23
GETZSCHMAN HEATING & SHEET METAL CONTRACTORS, INC.
Financial statements for the year ended August 31, 1996 and
  nine months ended May 31, 1997 (unaudited)
Report of Independent Auditors..............................  F-29
Balance Sheets..............................................  F-30
Statements of Income........................................  F-31
Statements of Stockholders' Equity..........................  F-32
Statements of Cash Flows....................................  F-33
Notes to Financial Statements...............................  F-34
TEAYS VALLEY HEATING AND COOLING, INC.
Financial statements for the year ended December 31, 1996
  and six months ended June 30, 1997 (unaudited)
Report of Independent Auditors..............................  F-40
Balance Sheets..............................................  F-41
Statements of Income........................................  F-42
Statements of Stockholders' Equity..........................  F-43
Statements of Cash Flows....................................  F-44
Notes to Financial Statements...............................  F-45
SERVICE EXPERTS, INC. -- UNAUDITED PRO FORMA COMBINED
  FINANCIAL STATEMENTS
Basis of Presentation.......................................  F-50
Unaudited Pro Forma Combined Balance Sheet as of June 30,
  1997......................................................  F-52
Unaudited Pro Forma Combined Statements of Income for the
  Six Months ended June 30, 1997 and for the Twelve Months
  ended December 31, 1996...................................  F-53
Notes to Unaudited Pro Forma Combined Financial
  Statements................................................  F-55

                         REPORT OF INDEPENDENT AUDITORS

The Stockholders
Martin Mechanical Contractors, Inc.

     We have audited the accompanying balance sheet of Martin Mechanical Contractors, Inc. as of February 28, 1997, and the related statements of income, stockholders' equity, and cash flows for the year ended February 28, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Martin Mechanical Contractors, Inc. at February 28, 1997, and the results of its operations and its cash flows for the year ended February 28, 1997, in conformity with generally accepted accounting principles.

Nashville, Tennessee
September 22, 1997

                      MARTIN MECHANICAL CONTRACTORS, INC.

                                 BALANCE SHEET

                                                              FEBRUARY 28,
                                                                  1997
                                                              ------------
                                  ASSETS
Current assets:
  Cash and cash equivalents.................................   $1,203,463
  Receivables:
     Trade, net of allowance for doubtful accounts of
      $75,000...............................................    1,908,281
     Other receivables......................................       10,525
                                                               ----------
                                                                1,918,806
Inventories.................................................       33,935
Costs and estimated earnings in excess of billings..........      101,153
Prepaid expenses and other current assets...................       49,828
                                                               ----------
          Total current assets..............................    3,307,185
Property and equipment:
  Leasehold improvements....................................       57,728
  Furniture and fixtures....................................       82,084
  Machinery and equipment...................................      230,544
  Vehicles..................................................       69,323
                                                               ----------
                                                                  439,679
  Less accumulated depreciation and amortization............     (397,139)
                                                               ----------
                                                                   42,540
Goodwill....................................................       10,423
Deferred income taxes.......................................      271,491
                                                               ----------
          Total assets......................................   $3,631,639
                                                               ==========
                   LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Trade accounts payable and accrued liabilities............   $1,032,908
  Accrued compensation......................................       32,007
  Accrued taxes, other than income..........................       19,717
  Accrued warranties........................................       70,890
  Deferred revenue..........................................      169,007
  Deferred income taxes.....................................      683,635
  Billings in excess of costs and estimated earnings........      504,902
                                                               ----------
          Total current liabilities.........................    2,513,066
                                                               ----------
Stockholders' equity:
  Common stock, $10 par value, 5,000 shares authorized,
     1,476 shares issued and outstanding....................       14,760
  Retained earnings.........................................    1,103,813
                                                               ----------
          Total stockholders' equity........................    1,118,573
                                                               ----------
          Total liabilities and stockholders' equity........   $3,631,639
                                                               ==========

                            See accompanying notes.

                      MARTIN MECHANICAL CONTRACTORS, INC.

                              STATEMENT OF INCOME

                                                               YEAR ENDED
                                                              FEBRUARY 28,
                                                                  1997
                                                              ------------
Net revenues................................................  $14,783,470
Cost of goods sold..........................................   12,379,758
                                                              -----------
Gross margin................................................    2,403,712
Selling, general and administrative expenses................    1,661,267
Bad debt expense............................................        4,298
                                                              -----------
Income from operations......................................      738,147
Interest income.............................................       31,723
                                                              -----------
Income before taxes.........................................      769,870
Provision for income tax:
  Current...................................................           --
  Deferred..................................................      296,680
                                                              -----------
          Total income taxes................................      296,680
                                                              -----------
          Net income........................................  $   473,190
                                                              ===========

                            See accompanying notes.

                      MARTIN MECHANICAL CONTRACTORS, INC.

                       STATEMENT OF STOCKHOLDERS' EQUITY

                                                          COMMON STOCK
                                                         $10 PAR VALUE
                                                        ----------------    RETAINED
                                                        SHARES   AMOUNT     EARNINGS      TOTAL
                                                        ------   -------   ----------   ----------
Balance at March 1, 1996..............................  $1,476   $14,760   $  630,623   $  645,383
  Net income..........................................      --        --      473,190      473,190
                                                        ------   -------   ----------   ----------
Balance at February 28, 1997..........................   1,476    14,760    1,103,813    1,118,573
                                                        ======   =======   ==========   ==========

                            See accompanying notes.

                      MARTIN MECHANICAL CONTRACTORS, INC.

                            STATEMENT OF CASH FLOWS

                                                               YEAR ENDED
                                                              FEBRUARY 28,
                                                                  1997
                                                              ------------
OPERATING ACTIVITIES
Net income..................................................   $  473,190
Adjustments to reconcile net income to net cash provided by
  operating activities:
  Depreciation and amortization.............................        6,818
  Provision for deferred income taxes.......................      296,680
  Provision for loss on accounts receivable.................        4,299
  Changes in assets and liabilities:
     Accounts receivable....................................      612,373
     Inventories............................................       (1,692)
     Prepaid expenses and other current assets..............      (23,199)
     Trade accounts payable and accrued liabilities.........     (131,170)
     Accrued compensation...................................       32,007
     Accrued taxes, other than income.......................         (639)
     Deferred revenue.......................................       36,127
     Accrued warranties.....................................       65,770
     Costs and estimated earnings in excess of billings and
      billings in excess of costs and estimated earnings....     (328,043)
                                                               ----------
Net cash flow provided by operating activities..............    1,042,521
INVESTING ACTIVITIES
Purchase of property, equipment.............................      (26,112)
                                                               ----------
Net cash used in investing activities.......................      (26,112)
                                                               ----------
Increase in cash and cash equivalents.......................    1,016,409
Cash and cash equivalents at beginning of period............      187,054
                                                               ----------
Cash and cash equivalents at end of Period..................   $1,203,463
                                                               ==========
SUPPLEMENTAL CASH FLOW INFORMATION
Interest paid...............................................   $       --
                                                               ==========
Income taxes paid...........................................   $       --
                                                               ==========

                            See accompanying notes.

                      MARTIN MECHANICAL CONTRACTORS, INC.

                         NOTES TO FINANCIAL STATEMENTS
                               FEBRUARY 28, 1997

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

REPORTING ENTITY

     Martin Mechanical Contractors, Inc. ("the Company") operates a commercial construction company. The contract jobs include HVAC, plumbing and electrical. In addition, the Company has two divisions which are primarily engaged in the installation and servicing of air conditioning and heating systems for commercial and residential customers primarily in the Atlanta and Athens, Georgia areas.

RECOGNITION OF INCOME

     Revenues on all of the Company's commercial contracts ("Contracts") are recognized on the percentage-of-completion method in the ratio that total incurred costs bear to total estimated costs. Revenues on all of the Company's heating and air conditioning installation for residential installation and service and maintenance revenue are recognized upon completion of the services, which is usually within one to two days.

     Earnings and estimated costs on Contracts are reviewed throughout the terms of the Contracts, and any required adjustments are reflected in the periods in which they first become known. When estimates indicate a probable loss on a contract, the full amount thereof is accrued in the period in which it is first determined. Most Contracts are completed within 12 to 18 months.

     Trade accounts receivable includes billings and billed retainage on Contracts. The Company classifies these amounts as current assets because all balances are expected to be collected in the current year. Concentrations of credit risk with respect to trade receivables are limited due to the large number of customers comprising the Company's customer base, and their dispersions across many different industries and geographies.

     The asset, "cost and estimated earnings in excess of billings" represents revenue recognized in excess of amounts billed on in-progress contracts. The liability, "billings in excess of costs and estimated earnings" represent billings in excess of revenue recognized on in-progress contracts.

FAIR VALUE OF FINANCIAL INSTRUMENTS

  Cash and Cash Equivalents

     The carrying amounts reported in the balance sheet for cash and cash equivalents approximate fair value.

  Accounts Receivable and Accounts Payable

     The carrying amounts reported in the balance sheet for accounts receivable and accounts payable approximate fair value.

CONCENTRATIONS OF CREDIT

     At February 28, 1997, the Company had approximately $2 million on deposit with banks in excess of FDIC insurance limits.

INVENTORIES

     Inventories are stated at cost, which is not in excess of market. Cost is determined by the first-in, first-out (FIFO) method for all inventories.

                      MARTIN MECHANICAL CONTRACTORS, INC.

PROPERTY AND EQUIPMENT

     Property and equipment are stated on the basis of cost. Depreciation and amortization are provided on the straight-line method and declining-balance methods over the following useful lives:

                                                              YEARS
                                                              -----
Leasehold improvements......................................   5
Furniture and fixtures......................................  5-7
Machinery and equipment.....................................   5
Vehicles....................................................   5

ACCRUED COMPENSATION

     Accrued compensation consists of salary, bonus, commission and vacation expenses payable to various employees.

WARRANTIES

     The Company offers the retail customer an optional 5 year extended warranty on parts and labor from the date of installation of the heating and air conditioning unit. This warranty runs concurrent with the manufacturer's warranty on parts. The Company recognizes the revenue associated with these contracts over the period of the agreement. The costs of services performed under the contracts are charged to expense as incurred.

EXTENDED SERVICE AGREEMENTS

     The Company provides the customer with one to five year extended service agreements. The Company recognizes the revenue associated with these contracts over the period of the agreement.

USE OF ESTIMATES

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

GOODWILL

     Goodwill is being amortized using the straight-line method over 15 years.

INCOME TAXES

     The Company uses the liability method of accounting for federal and state income taxes as provided by SFAS No. 109, "Accounting for Income Taxes." Under the liability method, the deferred tax liability or asset is based on temporary differences between the financial statement and income tax bases of assets and liabilities, measured at tax rates that will be in effect when the differences reverse.

ALLOWANCE FOR DOUBTFUL ACCOUNTS

     Amounts charged to bad debt expense totaled $4,299 for fiscal 1997.

ADVERTISING COSTS

     The Company expenses advertising costs as incurred. During fiscal 1997, the Company expensed $102,897.

                      MARTIN MECHANICAL CONTRACTORS, INC.

NEWLY ISSUED ACCOUNTING STANDARDS

     In June 1997, the FASB issued FAS No. 130, "Reporting Comprehensive Income." Statement No. 130 establishes standards for reporting and displaying comprehensive income and its components in a full set of general purpose financial statements. Statement No. 130 is effective for interim and annual periods beginning after December 15, 1997. Comprehensive income encompasses all changes in shareholders' equity (except those arising from transactions from owners) and includes net income, net unrealized capital gains or losses on available for sale securities and foreign currency translation adjustments. Management of the Company does not expect the adoption of FAS No. 130 to have a material impact on the Company's financial statements.

2. CONTRACTS IN PROCESS

     Information relative to contracts in process is as follows:

                                                              FEBRUARY 28,
                                                                  1997
                                                              ------------
Contracts on the percentage-of-completion method:
  Expenditures on uncompleted contacts......................  $ 6,814,803
  Estimated earnings........................................    1,737,607
                                                              -----------
                                                                8,552,410
Less applicable billings....................................   (8,956,159)
                                                              -----------
                                                              $  (403,749)
                                                              ===========
Included in the accompanying balance sheet under the
  following captions:
  Costs and estimated earnings in excess of billings on
     uncompleted contracts..................................  $   101,153
  Billings in excess of costs and estimated earnings on
     uncompleted contracts..................................     (504,902)
                                                              -----------
                                                              $  (403,749)
                                                              ===========

     Progress billings on contracts bear a relation to costs incurred, but are not indicative of the ultimate profit or loss on a contract.

3. LEASES

     Total rental expense for all operating leases was $581,705 for the year ended February 28, 1997. The Company leases certain vehicles, equipment, and office and warehouse facilities from a stockholder of the Company under terms of noncancelable operating lease agreements which expire at various dates through February 2000. Minimum rental commitments at February 28, 1997 under operating leases having an initial noncancelable term of one year or more are as follows:

                                                              OPERATING
                                                               LEASES
                                                              ---------
1998........................................................  $227,706
1999........................................................   143,724
2000........................................................    68,042
                                                              --------
                                                              $439,472
                                                              ========

4. COMMITMENTS AND CONTINGENT LIABILITIES

     The Company maintains general liability insurance coverage and umbrella policies to insure itself against any liabilities occurring in the normal course of business. The Company believes that its insurance coverage is adequate.

                      MARTIN MECHANICAL CONTRACTORS, INC.

5. INCOME TAXES

     Income tax expense consists of the following at February 28, 1997:

                                                              FEBRUARY 28,
                                                                  1997
                                                              ------------
Deferred....................................................    $296,680
                                                                ========

     Significant components of the deferred tax assets and liabilities as of February 28, 1997, are as follows:

Deferred tax liabilities:
  Contract billings.........................................    $765,941
  Prepaid expenses..........................................      12,976
                                                                --------
Deferred tax liabilities....................................     778,917
Deferred tax assets:
  Accounts receivable.......................................      28,470
  Compensation and deferred revenue.........................      66,811
  Goodwill..................................................       3,796
  Contribution carryforward.................................      19,665
  NOL carryforward..........................................     248,031
                                                                --------
          Total gross deferred tax assets...................     366,773
Valuation allowance.........................................          --
                                                                --------
Deferred tax assets.........................................     366,773
                                                                --------
Net deferred tax liabilities................................    $412,144
                                                                ========

     Management has evaluated the need for a valuation allowance for all or a portion of the deferred tax assets and believes that the deferred tax assets will be more likely than not realized during the carryforward period. Accordingly, no valuation allowance has been recorded for the year ended December 31, 1996.

     The provision for income taxes differs from the amounts computed by applying the statutory federal income tax rate of 34% to income before income taxes. The differences are summarized as follows:

                                                              FEBRUARY 28,
                                                                  1997
                                                              ------------
Tax provision at statutory rate.............................    $261,756
State income tax less applicable federal tax benefit........      30,794
Adjustment to eliminate S corporation.......................       7,715
Other, net..................................................      (3,585)
                                                                --------
                                                                $296,680
                                                                ========

     The Company has net operating loss carryforwards in the amount of 653,400 which begin to expire in the year 2010 through 2012.

6. RELATED PARTY TRANSACTIONS

     During fiscal 1997 the Company paid a management fee of $200,000 to the majority stockholder of the Company. This fee is included in selling, general and administrative expenses. In addition, as disclosed in note 3, the Company leases certain vehicles, equipment, and office and warehouse facilities.

7. SUBSEQUENT EVENT

     Subsequent to year end, the Company transferred the assets of residential division of the Company to Paul Martin, the majority owner of the Company, in exchange for the majority owners' stock of the Company in a noncash transaction. On March 1, 1997 Paul Martin contributed the former assets and liabilities of the

                      MARTIN MECHANICAL CONTRACTORS, INC.

residential division of Martin Mechanical Contractors, Inc. to two Sub Chapter S corporations, Bulldog Heating and Air Conditioning, Inc. ("Bulldog") and Macy's Air Conditioning and Heating, Inc. ("Macy's"). On July 1, 1997 Bulldog and Macy's were merged into PTM Enterprises, Inc. In connection with the transfer of the residential division of the Company, the lessor, who was previously the majority stockholder of the Company, agreed to terminate the lease agreement for assets used in the residential division effective March 1, 1997.

     Martin Mechanical Contractors, Inc.'s residential division's results of operations for the year ended February 28, 1997 included net sales and operating income of $3,834,779 and $109,340 respectively. Net assets of the residential division at February 28, 1997 consisted of the following:

Cash........................................................   $     500
Accounts receivable, net of allowances......................     521,341
Accounts payable............................................    (169,796)
Deferred revenue............................................    (239,897)
                                                               ---------
                                                               $ 112,148
                                                               =========

     Subsequent to year end, PTM Enterprises, Inc. has signed a Letter of Intent with Service Experts, Inc. to sell all of the Company's stock. In accordance with the Letter of Intent, the Company will become a wholly-owned subsidiary of Service Experts, Inc.

                             PTM ENTERPRISES, INC.

                                 BALANCE SHEET
                                  (UNAUDITED)

                                                              AUGUST 31,
                                                                 1997
                                                              ----------
                                 ASSETS
Current assets:
  Cash and cash equivalents.................................  $  508,221
  Trade receivables, net of allowance for doubtful accounts
     of $15,000.............................................     485,453
Inventories.................................................      58,256
                                                              ----------
          Total current assets..............................      58,256
Property and equipment:
  Furniture and fixtures....................................      84,520
  Vehicles..................................................     302,158
                                                              ----------
                                                                 386,678
  Less accumulated depreciation.............................      12,334
                                                              ----------
                                                                 374,344
Deferred income taxes.......................................       5,694
                                                              ----------
          Total assets......................................  $1,431,968
                                                              ==========
                  LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Trade accounts payable and accrued liabilities............  $  435,589
  Accrued compensation......................................      34,298
  Accrued taxes, other than income..........................      14,334
  Income taxes payable......................................      69,993
  Deferred revenue..........................................     151,201
  Notes payable.............................................     165,449
                                                              ----------
          Total current liabilities.........................     870,864
                                                              ----------
Stockholder's equity:
  Common stock, no par value, 1,000,000 shares authorized,
     580,000 shares issued and outstanding..................     580,000
  Retained deficit..........................................     (18,896)
                                                              ----------
          Total stockholder's equity........................     561,104
                                                              ----------
          Total liabilities and stockholder's equity........  $1,431,968
                                                              ==========

                            See accompanying notes.

                             PTM ENTERPRISES, INC.

                            STATEMENT OF OPERATIONS
                                  (UNAUDITED)

                                                                 SIX MONTHS
                                                              ENDED AUGUST 31,
                                                                    1997
                                                              -----------------
Net revenues................................................     $ 2,298,598
Cost of goods sold..........................................       1,749,292
                                                                 -----------
Gross margin................................................         549,306
Selling, general and administrative expenses................         483,767
Bad debt expense............................................          20,136
                                                                 -----------
Income before taxes.........................................          45,403
Provision (benefit) for income tax:
  Current...................................................          69,993
  Deferred..................................................          (5,694)
                                                                 -----------
          Total income taxes................................          64,299
                                                                 -----------
          Net loss..........................................     $   (18,886)
                                                                 ===========

                            See accompanying notes.

                             PTM ENTERPRISES, INC.

                       STATEMENT OF STOCKHOLDER'S EQUITY
                                  (UNAUDITED)

                                                            COMMON STOCK
                                                            NO PAR VALUE
                                                         ------------------   RETAINED
                                                         SHARES     AMOUNT    EARNINGS    TOTAL
                                                         -------   --------   --------   --------
Balance at March 1, 1997...............................       --   $     --   $     --   $     --
                                                         -------   --------   --------   --------
  Capital stock issued.................................       --    580,000         --    580,000
  Net loss (unaudited).................................       --         --    (18,896)   (18,896)
                                                         -------   --------   --------   --------
Balance at August 31, 1997 (unaudited).................       --   $580,000   $(18,896)  $561,104
                                                         =======   ========   ========   ========

                            See accompanying notes.

                             PTM ENTERPRISES, INC.

                            STATEMENT OF CASH FLOWS
                                  (UNAUDITED)

                                                              SIX MONTHS
                                                                ENDED
                                                              AUGUST 31,
                                                                 1997
                                                              ----------
OPERATING ACTIVITIES
Net loss....................................................  $  (18,896)
Adjustments to reconcile net loss to net cash provided by
  operating activities:
  Depreciation and amortization.............................      12,334
  Benefit for deferred income taxes.........................      (5,694)
  Provision for loss on accounts receivable.................      15,000
  Changes in assets and liabilities:
     Accounts receivable....................................      20,888
     Inventories............................................     (58,256)
     Trade accounts payable and accrued liabilities.........     265,783
     Accrued compensation...................................      34,298
     Accrued taxes, other than income.......................      14,344
     Deferred revenue.......................................     (88,696)
     Income taxes payable...................................      69,993
                                                              ----------
Net cash flow provided by operating activities..............     261,098
INVESTING ACTIVITIES
Purchase of property, equipment.............................     (12,678)
                                                              ----------
Net cash (used in) investing activities.....................     (12,678)
FINANCING ACTIVITIES:
Proceeds on short term debt.................................     165,449
Issuance of Company Stock...................................      93,852
                                                              ==========
Net cash provided by financing activities...................     259,301
Increase in cash and cash equivalents.......................     507,721
Cash and cash equivalents at beginning of period............         500
                                                              ----------
Cash and cash equivalents at end of Period..................  $  508,221
                                                              ==========
SUPPLEMENTAL CASH FLOW INFORMATION
Interest paid...............................................  $       --
                                                              ==========
Income taxes paid...........................................  $       --
                                                              ==========
Accounts receivable contributed.............................  $  521,341
                                                              ==========
Accounts payable contributed................................  $  169,796
                                                              ==========
Deferred revenue contributed................................  $  239,897
                                                              ==========
Issuance of common stock for net assets assumed.............  $  112,148
                                                              ==========
Issuance of common stock for Property, plant and
  equipment.................................................  $  374,000
                                                              ==========

                            See accompanying notes.

                             PTM ENTERPRISES, INC.

                         NOTES TO FINANCIAL STATEMENTS

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

REPORTING ENTITY

     PTM Enterprises, Inc. is primarily engaged in the installation and servicing of air conditioning and heating systems for residential customers primarily in the Atlanta and Athens, Georgia areas.

     On March 1, 1997 Paul Martin contributed the former assets and liabilities of the residential division of Martin Mechanical Contractors, Inc. into two Sub Chapter S Corporations, Bulldog Heating and Air Conditioning, Inc. ("Bulldog") and Macy's Air Conditioning and Heating, Inc. ("Macy's") at the carryover basis from Martin Mechanical Contractors, Inc. The results of operations for the six months ended August 31, 1997 are the combined results of Bulldog and Macy's for the four months ended June 30, 1997 and PTM Enterprises for the three months ended August 31, 1997. On June 1, 1997 Bulldog and Macy's were merged into PTM Enterprises, Inc. at the carryover basis.

RECOGNITION OF INCOME

     Revenues on all of the Company's heating and air conditioning installation for residential installation and service and maintenance revenue are recognized upon completion of the services, which is usually within one to two days.

     Concentrations of credit risk with respect to trade receivables are limited due to the large number of customers comprising the Company's customer base, and their dispersions across many different industries and geographies.

FAIR VALUE OF FINANCIAL INSTRUMENTS

  Cash and Cash Equivalents

     The carrying amounts reported in the balance sheet for cash and cash equivalents approximate fair value.

  Accounts Receivable and Accounts Payable

     The carrying amounts reported in the balance sheet for accounts receivable and accounts payable approximate fair value.

INVENTORIES

     Inventories are stated at cost, which is not in excess of market. Cost is determined by the first-in, first-out (FIFO) method for all inventories.

PROPERTY AND EQUIPMENT

     Property and equipment are stated on the basis of cost. Depreciation is provided on the straight-line method and declining-balance methods over the following useful lives:

                                                              YEARS
                                                              -----
Furniture and fixtures......................................  5-7
Vehicles....................................................   5

ACCRUED COMPENSATION

     Accrued compensation consists of salary, bonus, commission and vacation expenses payable to various employees.

                             PTM ENTERPRISES, INC.

EXTENDED SERVICE AGREEMENTS

     The Company provides the customer with one to five year extended service agreements. The Company recognizes the revenue associated with these contracts over the period of the agreement.

USE OF ESTIMATES

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

INCOME TAXES

     The Company uses the liability method of accounting for federal and state income taxes as provided by SFAS No. 109, "Accounting for Income Taxes." Under the liability method, the deferred tax liability or asset is based on temporary differences between the financial statement and income tax bases of assets and liabilities, measured at tax rates that will be in effect when the differences reverse.

ALLOWANCE FOR DOUBTFUL ACCOUNTS

     During the six months ended June 30, 1997, amounts charged to bad debt expense totaled $20,136.

ADVERTISING COSTS

     The Company expenses advertising costs as incurred. During the six months ended August 31, 1997 the Company expensed $30,606.

NEWLY ISSUED ACCOUNTING STANDARDS

     In June 1997, the FASB issued FAS No. 130, "Reporting Comprehensive Income." Statement No. 130 establishes standards for reporting and displaying comprehensive income and its components in a full set of general purpose financial statements. Statement No. 130 is effective for interim and annual periods beginning after December 15, 1997. Comprehensive income encompasses all changes in shareholders' equity (except those arising from transactions from owners) and includes net income, net unrealized capital gains or losses on available for sale securities and foreign currency translation adjustments. Management of the Company does not expect the adoption of FAS No. 130 to have a material impact on the Company's financial statements.

2. COMMITMENTS AND CONTINGENT LIABILITIES

     The Company maintains general liability insurance coverage and umbrella policies to insure itself against any liabilities occurring in the normal course of business. The Company believes that its insurance coverage is adequate.

3. LETTER OF INTENT

     The Company has signed a Letter of Intent with Service Experts, Inc. to sell all of the Company's stock. In accordance with the Letter of Intent, the Company will become a wholly-owned subsidiary of Service Experts, Inc.

                         REPORT OF INDEPENDENT AUDITORS

The Stockholder
E.L. Payne Company

     We have audited the accompanying balance sheet of E.L. Payne Company (the "Company") as of December 31, 1996, and the related statements of operations, stockholder's deficit, and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position E.L. Payne Company at December 31, 1996, and the results of its operations and its cash flows for the year then ended, in conformity with generally accepted accounting principles.

     The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As more fully described in Note 2, the Company has a working capital deficiency and a net stockholder deficiency that raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Nashville, Tennessee
September 19, 1997

                               E.L. PAYNE COMPANY

                                 BALANCE SHEETS

                                                              DECEMBER 31,      JUNE 30,
                                                                  1996            1997
                                                              ------------    ------------
                                                                              (UNAUDITED)
                                          ASSETS
Current assets:
  Cash......................................................  $        --     $    25,139
  Receivables:
    Trade, net of allowance for doubtful accounts of $8,000
     and $7,000 at December 31, 1996 and June 30, 1997,
     respectively...........................................      104,429          88,214
    Employee receivables....................................           --             500
                                                              -----------     -----------
                                                                  104,429          88,714
Inventories.................................................       89,050          89,878
Note receivable.............................................        8,500              --
Prepaid expenses and other current assets...................       27,972          41,941
                                                              -----------     -----------
         Total current assets...............................      229,953         245,672
Property and equipment:
  Furniture and fixtures....................................      328,954         346,022
  Machinery and equipment...................................       93,285         101,421
  Vehicles..................................................      457,017         457,017
                                                              -----------     -----------
                                                                  879,256         904,460
  Less accumulated depreciation and amortization............     (661,454)       (699,333)
                                                              -----------     -----------
                                                                  217,802         205,127
                                                              -----------     -----------
         Total assets.......................................  $   447,753     $   450,799
                                                              ===========     ===========
                          LIABILITIES AND STOCKHOLDER'S DEFICIT
Current liabilities:
  Cash overdraft............................................  $    94,400     $        --
  Trade accounts payable and accrued liabilities............      452,103         570,114
  Accrued compensation......................................       83,149         140,779
  Accrued taxes, other than income..........................       15,858          14,044
  Accrued warranties........................................       35,000          35,006
  Deferred revenue..........................................      658,869         658,869
  Due to officer............................................      245,000         245,000
  Current portion of long-term liabilities..................       68,281          68,281
                                                              -----------     -----------
         Total current liabilities..........................    1,652,660       1,732,093
  Loan payable..............................................       30,433          27,137
  Capital lease obligations.................................       88,088          56,826
  Deferred compensation.....................................    1,040,050       1,029,005
  Legal settlements payable.................................      159,000         146,000
                                                              -----------     -----------
         Total liabilities..................................    2,970,231       2,991,061
Stockholder's deficit:
  Class A Common, $100 par value, 2,000 shares authorized,
    68 shares issued, 34 shares outstanding.................        6,800           6,800
  Class B Common, $100 par value, 2,000 shares authorized,
    680 shares issued, 340 shares outstanding...............       68,000          68,000
  Additional paid-in capital................................       95,013          95,013
  Retained deficit..........................................     (723,175)       (740,959)
  Less: Cost of treasury stock, at cost, 34 Class A Common,
    340 shares Class B Common...............................   (1,969,116)     (1,969,116)
                                                              -----------     -----------
         Total stockholder's deficit........................   (2,522,478)     (2,540,262)
                                                              -----------     -----------
         Total liabilities and stockholder's deficit........  $   447,753     $   450,799
                                                              ===========     ===========

                            See accompanying notes.

                               E.L. PAYNE COMPANY

                            STATEMENTS OF OPERATIONS

                                                               YEAR ENDED      SIX MONTHS
                                                              DECEMBER 31,   ENDED JUNE 30,
                                                                  1996            1997
                                                              ------------   --------------
                                                                              (UNAUDITED)
Net revenues................................................   $5,941,096      $2,770,876
Cost of goods sold..........................................    3,136,775       1,690,431
                                                               ----------      ----------
Gross margin................................................    2,804,321       1,080,445
Selling, general and administrative expenses................    2,727,093       1,061,958
Bad debt expense............................................       27,321           2,422
                                                               ----------      ----------
Income from operations......................................       49,907          16,065
  Other income (expense):
  Interest income...........................................           --             438
  Interest expense..........................................      (62,469)        (34,909)
  Other income..............................................        3,295             622
                                                               ----------      ----------
                                                                  (59,174)        (33,849)
                                                               ----------      ----------
Net loss....................................................   $   (9,267)     $  (17,784)
                                                               ==========      ==========

                            See accompanying notes.

                               E.L. PAYNE COMPANY

                      STATEMENTS OF STOCKHOLDER'S DEFICIT

                                   CLASS A           CLASS B
                                   COMMON             COMMON
                               $100 PAR VALUE     $100 PAR VALUE    ADDITIONAL                  TREASURY STOCK
                               ---------------   ----------------    PAID-IN     RETAINED    --------------------
                               SHARES   AMOUNT   SHARES   AMOUNT     CAPITAL      DEFICIT    SHARES     AMOUNT         TOTAL
                               ------   ------   ------   -------   ----------   ---------   ------   -----------   -----------
Balance at January 1, 1996...    68     $6,800     680    $68,000    $95,013     $(713,908)    374    $(1,969,116)  $(2,513,211)
  Net loss...................    --        --       --        --          --        (9,267)     --             --        (9,267)
                                ---     ------    ----    -------    -------     ---------    ----    -----------   -----------
Balance at December 31,
  1996.......................    68      6,800     680     68,000     95,013      (723,175)    374     (1,969,116)   (2,522,478)
  Net loss (unaudited).......    --        --       --        --          --       (17,784)     --             --       (17,784)
                                ---     ------    ----    -------    -------     ---------    ----    -----------   -----------
Balance at June 30, 1997
  (unaudited)................    68     $6,800     680    $68,000    $95,013     $(740,959)    374    $(1,969,116)  $(2,540,262)
                                ===     ======    ====    =======    =======     =========    ====    ===========   ===========

                            See accompanying notes.

                               E.L. PAYNE COMPANY

                            STATEMENTS OF CASH FLOWS

                                                               YEAR ENDED    SIX MONTHS ENDED
                                                              DECEMBER 31,       JUNE 30,
                                                                  1996             1997
                                                              ------------   ----------------
                                                                               (UNAUDITED)
OPERATING ACTIVITIES:
  Net loss..................................................    $ (9,267)        $(17,784)
  Adjustments to reconcile net loss to net cash provided by
     operating activities:
       Depreciation and amortization........................      70,099           37,880
       Provision for loss on accounts receivable............       8,000            7,000
       Gain on asset disposals..............................          --             (622)
       Deferred compensation................................     127,050          (11,045)
     Changes in assets and liabilities:
       Accounts and notes receivable........................      18,232           17,215
       Inventories..........................................      68,087             (826)
       Prepaid expenses and other current assets............      (2,736)         (13,969)
       Trade accounts payable and accrued liabilities.......      10,567          120,017
       Accrued compensation.................................      19,302           57,630
       Accrued taxes, other than income.....................     (42,998)          (1,808)
       Deferred revenue.....................................     (43,652)              --
                                                                --------         --------
Net cash flow provided by operating activities..............     222,684          193,688
INVESTING ACTIVITIES:
Purchase of property and equipment..........................    (160,958)         (30,206)
Proceeds from sale of property and equipment................          --            5,624
                                                                --------         --------
Net cash used in investing activities.......................    (160,958)         (24,582)
FINANCING ACTIVITIES:
Payments on short-term debt.................................     (95,065)          (2,009)
Payments on long-term debt and capital leases...............          --          (47,558)
Proceeds from long-term debt................................      30,606               --
                                                                --------         --------
Net cash used in financing activities.......................     (64,459)         (49,567)
                                                                --------         --------
Increase (decrease) in cash (cash overdraft)................      (2,733)         119,539
Cash overdraft at beginning of period.......................     (91,667)         (94,400)
                                                                --------         --------
Cash (cash overdraft) at end of period......................    $(94,400)        $ 25,139
                                                                ========         ========
Supplemental Cash Flow Information:
  Interest paid.............................................    $ 48,703         $ 18,274
                                                                ========         ========
  Purchase of Equipment through Capital Leases..............    $104,946         $     --
                                                                ========         ========

                            See accompanying notes.

                               E.L. PAYNE COMPANY

                         NOTES TO FINANCIAL STATEMENTS
                               DECEMBER 31, 1996

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

REPORTING ENTITY

     E.L. Payne Company ("the Company") operates in one industry segment and is primarily engaged in the installation and servicing of air conditioning and heating systems for commercial and residential customers in the West Hills, California area.

UNAUDITED INTERIM FINANCIAL STATEMENTS

     The balance sheet as of June 30, 1997 and the related statements of operations and cash flows for the six months then ended (interim financial statements) have been prepared by the Company's management and are unaudited. Management believes the interim financial statements include all adjustments, consisting of only normal recurring adjustments, necessary for a fair presentation of the interim results.

     Certain information and footnote disclosures normally included in financial statements prepared with generally accepted accounting principles have been condensed or omitted from the interim financial statements. The interim financial statements should be read in conjunction with the December 31, 1996 audited financial statements appearing herein. The results of the six months ended June 30, 1997 may not be indicative of operating results for the full year.

RECOGNITION OF INCOME

     Revenues on all of the Company's heating and air conditioning installation for residential installation and Service and maintenance revenue are recognized upon completion of the services, which is usually within one to two days.

     Concentrations of credit risk with respect to trade receivables are limited due to the large number of customers comprising the Company's customer base, and their dispersions across many different industries and geographical locations.

FAIR VALUE OF FINANCIAL INSTRUMENTS

  Cash

     The carrying amounts reported in the balance sheets for cash approximate fair value.

  Accounts Receivable and Accounts Payable

     The carrying amounts reported in the balance sheets for accounts receivable and accounts payable approximate fair value.

INVENTORIES

     Inventories are stated at cost, which is not in excess of market. Cost is determined by the first-in, first-out (FIFO) method for all inventories.

                               E.L. PAYNE COMPANY

PROPERTY AND EQUIPMENT

     Property and equipment are carried at cost. Depreciation and amortization are provided on the straight-line method and declining-balance methods over the following useful lives:

                                                              YEARS
                                                              -----
Furniture and fixtures......................................   3-7
Machinery and equipment.....................................     5
Vehicles....................................................     5

ACCRUED COMPENSATION

     Accrued compensation consists of salary, bonus, commission and vacation expenses payable to various employees.

WARRANTIES

     The Company provides the retail customer with a one year warranty on parts and labor from the date of installation of the heating and air conditioning unit. This warranty runs concurrent with the manufacturer's warranty on parts. The Company provides an accrual for future warranty costs based upon the relationship of prior years' sales to actual warranty costs. It is the Company's practice to classify the entire warranty accrual as a current liability.

DEFERRED REVENUE

     The Company pre-sells maintenance contracts in the form of extended service agreements ("ESA"). ESA revenue is recorded as deferred revenue and recognized as income when the service is performed.

USE OF ESTIMATES

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

INCOME TAXES

     The Company uses the liability method of accounting for federal and state income taxes as provided by SFAS No. 109, "Accounting for Income Taxes." Under the liability method, the deferred tax liability or asset is based on temporary differences between the financial statement and income tax bases of assets and liabilities, measured at tax rates that will be in effect when the differences are expected to reverse.

ALLOWANCE FOR DOUBTFUL ACCOUNTS

     During the year ended December 31, 1996, amounts charged to bad debt expense totaled $8,691 and recoveries of accounts previously written off were $4,073.

ADVERTISING COSTS

     The Company expenses advertising costs as incurred. During 1996, the Company expensed $20,082.

NEWLY ISSUED ACCOUNTING STANDARDS

     In June 1997, the FASB issued FAS No. 130, "Reporting Comprehensive Income." Statement No. 130 establishes standards for reporting and displaying comprehensive income and its components in a full set of

                               E.L. PAYNE COMPANY
general purpose financial statements. Statement No. 130 is effective for interim and annual periods beginning after December 15, 1997. Comprehensive income encompasses all changes in stockholders' equity (except those arising from transactions from owners) and includes net income, net unrealized capital gains or losses on available for sale securities and foreign currency translation adjustments. Management of the Company does not expect the adoption of FAS No. 130 to have a material impact on the Company's financial statements.

2. MANAGEMENT'S PLANS

     At December 31, 1996, the Company had a working capital deficit of $1,422,707 and a total Stockholder's deficit of $2,522,478. In addition, the Company experienced a cash flow deficiency of $2,733 in 1996. As described in
Note 8, the Company resolved certain litigation in 1997 which will require monthly payments of $4,000 for 24 months. Accordingly, there is substantial doubt as to the Company's ability to continue as a going concern for the next year.

     Management plans to seek additional capital from the stockholder of the Company or to negotiate a sale of the Company (see Note 10) to ensure timely payment of its future obligations as they become due.

3. DEBT

     Debt consists of:

                                                              DECEMBER 31,
                                                                  1996
                                                              ------------
Due to officer (see Note 6).................................    $245,000
Installment loan............................................      37,191
                                                                --------
                                                                 282,191
Less current portion........................................     251,758
                                                                --------
Long-term debt..............................................    $ 30,433
                                                                ========

     The Company has an installment loan which is secured by a vehicle. The loan bears a fixed interest rate of 9.8% per annum at December 31, 1996. The loan requires monthly payment of $842 and is due through July 2001.

     As of December 31, 1996, the aggregate amounts of annual principal maturities of long-term debt are as follows:

1997........................................................  $251,758
1998........................................................     7,451
1999........................................................     8,216
2000........................................................     9,058
2001........................................................     5,708
                                                              --------
                                                              $282,191
                                                              ========

                               E.L. PAYNE COMPANY

4. LEASES

     Total rental expense for all operating leases was $122,982 for 1996. The Company leases certain vehicles, equipment, and office and warehouse facilities under terms of noncancelable operating and capital lease agreements which expire at various dates through 2001. Minimum rental commitments at December 31, 1996 under capital and operating leases having an initial noncancelable term of one year or more are as follows:

                                                              CAPITAL    OPERATING
                                                               LEASES     LEASES
                                                              --------   ---------
1997........................................................  $ 80,893   $ 48,655
1998........................................................    80,867     48,655
1999........................................................    32,584     48,655
2000........................................................    16,922     47,657
2001........................................................        --     41,855
                                                              --------   --------
                                                               211,266   $235,477
                                                                         ========
Amounts representing interest...............................   (61,655)
                                                              --------
Present value of net minimum rentals
  (including $61,524 classified as current).................  $149,611
                                                              ========

     The carrying values of assets under capital leases, which are included with owned assets in the accompanying balance sheets, are as follows:

                                                              DECEMBER 31,
                                                                  1996
                                                              ------------
Machinery and equipment.....................................   $ 257,856
Less accumulated amortization...............................    (117,140)
                                                               ---------
Net equipment under capital leases..........................   $ 140,716
                                                               =========

     Amortization of the assets under capital leases is included in depreciation expense.

5. EMPLOYEE BENEFIT PLANS

     The Company has a defined-contribution employee benefit plan incorporating provisions of Section 401(k) of the Internal Revenue Code ("the Code"). Substantially all employees of the Company are eligible to participate in the plan. Under the plan's provisions, a plan member may make contributions, on a tax deferred basis, not to exceed the maximum established by the Internal Revenue Service. The Company provides matching contributions of 20% of total contributions by a plan member, which totaled $21,984 for 1996.

6. RELATED PARTY TRANSACTIONS

     In June 1995, the Company entered into a promissory note agreement in the amount of $245,000 due to an officer of the Company. Interest on the principal is accrued at 9% per annum and paid monthly. The entire principal of the note is due October 31, 1997.

7. DEFERRED COMPENSATION

     In 1991 the Company entered into a salary continuation agreement with a nonshareholder officer whereby the Company will make annual payments of $103,000 to the officer for the remainder of the officer's life. The deferred liability is classified as long-term and totaled $831,843 at December 31, 1996. The amount charged to expense in 1996 relating to this agreement was $102,850.

                               E.L. PAYNE COMPANY

8. COMMITMENTS AND CONTINGENT LIABILITIES

     The Company maintains general liability insurance coverage and umbrella policies to insure itself against any liabilities occurring in the normal course of business. The Company believes that its insurance coverage is adequate.

     In April 1995, a former employee of the Company filed a lawsuit against the Company for wrongful termination. The case was settled in April 1997 for $96,000. The $96,000 has been accrued as of December 31, 1996.

     In addition, the Company is a defendant in legal proceedings in connection with royalty payments payable to a vendor. The parties are in settlement discussions and the plaintiffs are demanding $58,000 to settle the case. In the opinion of management, the resolution of this proceeding will not have a material adverse effect on the financial position or results of operations.

9. INCOME TAXES

     Income tax expense consists of the following at December 31, 1996:

                                                              DECEMBER 31,
                                                                  1996
                                                              ------------
Current:
  Federal...................................................   $      --
  State.....................................................          --
Deferred....................................................          --
                                                               ---------
                                                               $      --
                                                               =========

     Significant components of the deferred tax assets and liabilities as of December 31, 1996, are as follows:

Deferred tax assets:
  Accounts receivable.......................................     147,897
  Deferred compensation.....................................     333,902
  Net operating loss carryforward...........................     114,118
  Depreciation and amortization.............................      17,861
  Legal settlements payable.................................      63,823
                                                                --------
Total gross deferred tax assets.............................     677,601
Valuation allowance.........................................    (677,601)
                                                                --------
Deferred tax assets.........................................          --
                                                                --------
Net deferred tax assets.....................................    $     --
                                                                ========

     The provision for income taxes differs from the amounts computed by applying the statutory federal income tax rate of 34% to income before income taxes. The differences are summarized as follows:

                                                              DECEMBER 31,
                                                                  1996
                                                              ------------
Tax provision at statutory rate.............................    $  5,077
State income tax less applicable federal tax benefit........       4,194
NOL carryforward and other..................................      (9,271)
                                                                --------
                                                                $     --
                                                                ========

     Management has evaluated the need for a valuation allowance for all or a portion of the deferred tax assets and believes that the deferred tax assets will more likely not be realized during the carryforward period. Accordingly, a valuation allowance of $677,601 has been recorded for the year ended December 31, 1996. The valuation allowance was decreased by 6,478 during the year ended December 31, 1996.

                               E.L. PAYNE COMPANY

     At December 31, 1996, the Company has $284,300 of regular tax net operating loss carryforwards which expire from 2005 to 2010.

10. SUBSEQUENT EVENTS

     On July 4, 1997, the Company purchased all of the outstanding stock of George & Son Refrigeration Corporation (the "Acquired Company") for $200,000 subject to adjustment based on the operating performance of the Acquired Company during the 12 month period following the closing. This transaction will be accounted for as a purchase. Pro forma unaudited information, as if the acquisition were completed at the beginning of 1996 for all periods presented, is reflected as follows:

                                                 YEAR ENDED
                                                DECEMBER 31,   SIX MONTHS ENDED
                                                    1996        JUNE 30, 1997
                                                ------------   ----------------
Operating revenues............................   $6,432,676      $ 3,016,666
                                                 ==========      ===========
Net loss......................................   $  (17,320)     $   (49,199)
                                                 ==========      ===========

     The Acquired Company has been named as a defendant in a civil suit asserted by a customer. Management of the Company believes that all settlement and legal costs will be covered by the Acquired Company's insurance carrier.

     Subsequent to year-end, the Company entered into letters of intent to purchase two heating and air conditioning companies. There can be no assurance that the Company will be able to consummate these acquisitions.

     Subsequent to year end the Company signed a Letter of Intent with Service Experts, Inc. to sell all of the Company's stock. In accordance with the Letter of Intent, the Company will become a wholly-owned subsidiary of Service Experts, Inc.

                         REPORT OF INDEPENDENT AUDITORS

The Stockholders
Getzschman Heating & Sheet Metal Contractors, Inc.

     We have audited the accompanying balance sheet of Getzschman Heating & Sheet Metal Contractors, Inc. as of August 31, 1996, and the related statements of income, stockholders' equity, and cash flows for the year ended August 31, 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Getzschman Heating & Sheet Metal Contractors, Inc. at August 31, 1996, and the results of its operations and its cash flows for the year ended August 31, 1996, in conformity with generally accepted accounting principles.

Nashville, Tennessee
September 21, 1997

               GETZSCHMAN HEATING & SHEET METAL CONTRACTORS, INC.

                                 BALANCE SHEETS

                                                              AUGUST 31,    MAY 31,
                                                                 1996         1997
                                                              ----------   ----------
                                                                           (UNAUDITED)
                                       ASSETS
Current assets:
  Cash and cash equivalents.................................  $   45,559   $    9,987
  Receivables:
     Trade, net of allowance for doubtful accounts of $5,000
      at August 31, 1996 and May 31, 1997 (unaudited).......     418,006      630,263
     Employee...............................................       1,483           --
                                                              ----------   ----------
Total accounts receivable...................................     419,489      630,263
Inventories.................................................     261,462      272,396
Notes receivable from stockholder...........................          --        3,572
Costs and estimated earnings in excess of billings..........     130,295       25,869
Refundable income taxes.....................................          --       27,262
Prepaid expenses and other current assets...................       4,092        4,102
Deferred income taxes.......................................      28,819       29,364
                                                              ----------   ----------
Total current assets........................................     889,716    1,002,815
Property, buildings and equipment:
  Leasehold improvements....................................      18,322       18,322
  Land......................................................       7,000        7,000
  Buildings.................................................      21,077       21,077
  Machinery and equipment...................................     227,030      270,816
  Vehicles..................................................     233,067      286,568
                                                              ----------   ----------
                                                                 506,496      603,783
  Less accumulated depreciation and amortization............    (293,095)    (347,378)
                                                              ----------   ----------
                                                                 213,401      256,405
Deferred income taxes.......................................       3,862        8,397
Other assets................................................      37,972       24,655
                                                              ----------   ----------
          Total assets......................................  $1,144,951   $1,292,272
                                                              ==========   ==========
                        LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Trade accounts payable and accrued liabilities............  $  411,018   $  533,171
  Accrued compensation......................................      34,493       39,222
  Accrued taxes, other than income..........................      58,744       29,016
  Accrued warranties........................................      14,000       14,000
  Income taxes payable......................................      17,528           --
  Deferred revenue..........................................      48,737       58,591
  Billings in excess of costs and estimated earnings........      33,215       33,428
  Liability to Company's benefit plan.......................      40,000           --
  Note payable to employee..................................          --        8,367
  Notes payable to stockholders.............................      37,757           --
  Current portion of long-term debt and capital lease
     obligations............................................      90,424      217,614
                                                              ----------   ----------
Total current liabilities...................................     785,906      933,409
Long-term debt and capital lease obligations, net of
  current...................................................     114,664      121,000
Stockholders' equity:
  Common stock, $100 par value, 1,000 shares authorized, 100
     shares issued and outstanding..........................      10,000       10,000
  Retained earnings.........................................     234,381      227,863
                                                              ----------   ----------
Total stockholders' equity..................................     244,381      237,863
                                                              ----------   ----------
          Total liabilities and stockholders' equity........  $1,144,951   $1,292,272
                                                              ==========   ==========

                            See accompanying notes.

               GETZSCHMAN HEATING & SHEET METAL CONTRACTORS, INC.

                              STATEMENTS OF INCOME

                                                              YEAR ENDED    NINE MONTHS
                                                              AUGUST 31,   ENDED MAY 31,
                                                                 1996          1997
                                                              ----------   -------------
                             .                                              (UNAUDITED)
Net revenues................................................  $4,490,519    $3,327,803
Cost of goods sold..........................................   3,232,350     2,486,616
                                                              ----------    ----------
Gross margin................................................   1,258,169       841,187
Selling, general and administrative expenses................   1,122,264       802,757
                                                              ----------    ----------
Income from operations......................................     135,905        38,430
Other income (expense):
  Interest expense..........................................     (22,953)      (17,149)
  Interest income...........................................       1,642         1,850
  Other expense.............................................     (11,608)      (22,395)
                                                              ----------    ----------
                                                                 (32,919)      (37,694)
                                                              ----------    ----------
Income before taxes.........................................     102,986           736
Provision (benefit) for income tax:
  Current...................................................      54,505            --
  Deferred..................................................     (16,016)       (5,080)
                                                              ----------    ----------
Total income taxes..........................................      38,489        (5,080)
                                                              ----------    ----------
Net income..................................................  $   64,497    $    5,816
                                                              ==========    ==========

                            See accompanying notes.

               GETZSCHMAN HEATING & SHEET METAL CONTRACTORS, INC.

                       STATEMENT OF STOCKHOLDERS' EQUITY

                                                              COMMON STOCK
                                                            ----------------   RETAINED
                                                            SHARES   AMOUNT    EARNINGS    TOTAL
                                                            ------   -------   --------   --------
Balance at September 1, 1995..............................   100     $10,000   $169,884   $179,884
  Net income..............................................    --          --     64,497     64,497
                                                             ---     -------   --------   --------
Balance at August 31, 1996................................   100      10,000    234,381    244,381
  Capital distributions (unaudited).......................    --          --    (12,334)   (12,334)
Net income (unaudited)....................................    --          --      5,816      5,816
                                                             ---     -------   --------   --------
Balance at May 31, 1997 (unaudited).......................   100     $10,000   $227,863   $237,863
                                                             ===     =======   ========   ========

                            See accompanying notes.

               GETZSCHMAN HEATING & SHEET METAL CONTRACTORS, INC.

                            STATEMENTS OF CASH FLOWS

                                                              YEAR ENDED     NINE MONTHS
                                                              AUGUST 31,    ENDED MAY 31,
                                                                 1996           1997
                                                              -----------   -------------
                                                                             (UNAUDITED)
OPERATING ACTIVITIES
Net income..................................................   $ 64,497       $  5,816
Adjustments to reconcile net income to net cash provided by
  (used in) operating activities:
  Depreciation and amortization.............................     62,011         54,283
  Benefit for deferred income taxes.........................    (16,016)        (5,080)
  Allowance for doubtful accounts...........................      4,901          3,890
  Changes in assets and liabilities:
     Accounts and notes receivable..........................    501,406       (218,236)
     Inventories............................................   (111,585)       (10,934)
     Prepaid expenses and other current assets..............       (634)            --
     Trade accounts payable and accrued liabilities.........   (185,719)        90,520
     Accrued compensation...................................     34,493          4,729
     Accrued taxes, other than income.......................     16,671        (29,728)
     Accrued warranties.....................................      3,000             --
     Deferred revenue.......................................     21,079          9,854
     Income taxes payable...................................    (14,941)       (44,780)
     Costs and estimated earnings in excess of billings and
      billings in excess of costs and estimated earnings....   (267,168)       104,639
                                                               --------       --------
Net cash flow provided by (used in) operating activities....    111,995        (35,027)
INVESTING ACTIVITIES
Purchase of property, buildings and equipment...............   (163,512)       (97,287)
Cash value on life insurance................................      1,788         13,307
                                                               --------       --------
Net cash used in investing activities.......................   (161,724)       (83,980)
FINANCING ACTIVITIES
Distribution to stockholders................................         --        (12,334)
Payments on other debt......................................     (6,053)       (37,757)
Payments on long-term debt and capital leases...............    (49,528)       (33,496)
Proceeds from long-term debt................................    102,284        167,022
                                                               --------       --------
Net cash provided by financing activities...................     46,703         83,435
                                                               --------       --------
Decrease in cash and cash equivalents.......................     (3,026)       (35,572)
Cash and cash equivalents at beginning of period............     48,585         45,559
                                                               --------       --------
Cash and cash equivalents at end of period..................   $ 45,559       $  9,987
                                                               ========       ========
SUPPLEMENTAL CASH FLOW INFORMATION
Interest paid...............................................   $ 21,608       $ 17,150
                                                               ========       ========
Income taxes paid...........................................   $ 67,461       $     --
                                                               ========       ========
Purchase of equipment through capital leases................   $ 17,628       $     --
                                                               ========       ========

                            See accompanying notes.

               GETZSCHMAN HEATING & SHEET METAL CONTRACTORS, INC.

                         NOTES TO FINANCIAL STATEMENTS
                                AUGUST 31, 1996

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

REPORTING ENTITY

     Getzschman Heating & Sheet Metal Contractors, Inc. ("the Company") operates in one industry segment and is primarily engaged in the installation and servicing of air conditioning and heating systems as well as sheet metal and roofing material for commercial and residential customers in the states of Nebraska and Iowa.

UNAUDITED INTERIM FINANCIAL STATEMENTS

     The balance sheet as of May 31, 1997 and the related statements of income, stockholders' equity, and cash flows for the nine months then ended (interim financial statements) have been prepared by the Company's management and are unaudited. The interim financial statements include all adjustments, consisting of only normal recurring adjustments, necessary for a fair presentation of the interim results.

     Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted from the interim financial statements. The interim financial statements should be read in conjunction with the August 31, 1996 audited financial statements appearing herein. The results of the nine months ended May 31, 1997 may not be indicative of operating results for the full year.

RECOGNITION OF INCOME

     Revenues on all of the Company's heating and air conditioning installation contracts ("Contracts") for commercial buildings are recognized on the percentage-of-completion method in the ratio that total incurred costs bear to total estimated costs. Revenues on all of the Company's heating and air conditioning installation for residential installation and service and maintenance revenue are recognized upon completion of the services, which is usually within one to two days.

     Earnings and estimated costs on Contracts are reviewed throughout the terms of the Contracts, and any required adjustments are reflected in the periods in which they first become known. When estimates indicate a probable loss on a contract, the full amount thereof is accrued in the period in which it is first determined. Most Contracts are completed within 6 to 18 months.

     Trade accounts receivable includes billings and billed retainage on Contracts. The Company classifies these amounts as current assets because all balances are expected to be collected in the current year. Concentrations of credit risk with respect to trade receivables are limited due to the large number of customers comprising the Company's customer base, and their dispersions across many different industries and geographies.

     The asset, "cost and estimated earnings in excess of billings" represents revenue recognized in excess of amounts billed on in-progress contracts. The liability, "billings in excess of costs and estimated earnings" represent billings in excess of revenue recognized on in-progress contracts.

FAIR VALUE OF FINANCIAL INSTRUMENTS

  Cash and Cash Equivalents

     The carrying amount reported in the balance sheets for cash and cash equivalents approximate fair value.

               GETZSCHMAN HEATING & SHEET METAL CONTRACTORS, INC.

  Accounts Receivable, Accounts Payable and Accrued Liabilities

     The carrying amounts reported in the balance sheets for accounts receivable, accounts payable and accrued liabilities approximate fair value.

CASH EQUIVALENTS

     The Company considers all highly liquid investments with an original maturity of three months or less to be cash equivalents.

INVENTORIES

     Inventories are stated at cost, which is not in excess of market. Cost is determined by the first-in, first-out (FIFO) method for all inventories.

PROPERTY, BUILDINGS AND EQUIPMENT

     Property, buildings and equipment are stated on the basis of cost. Depreciation and amortization are provided on the straight-line method and accelerated methods over the following useful lives:

                                                              YEARS
                                                              -----
Leasehold improvements......................................   5-15
Building....................................................   31.5
Machinery and equipment.....................................    4-7
Vehicles....................................................    5-7

     Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-lived Assets and for Long-lived Assets to be Disposed Of" requires that companies consider whether indicators of impairment of long-lived assets held for use are present. If such indicators are present, companies determine whether the sum of the estimated undiscounted future cash flows attributable to such assets is less than their carrying amount, and if so, companies recognize an impairment loss based on the excess of the carrying amount of the assets over their fair value. Accordingly, management periodically evaluates the ongoing value of property, buildings and equipment and has determined that there were no indications of impairment as of August 31, 1996.

ACCRUED COMPENSATION

     Accrued compensation consists of salary, bonus, commission and vacation expenses payable to various employees.

WARRANTIES

     The Company provides the retail customer with a two year warranty on labor from the date of installation of the heating and air conditioning unit. The Company provides an accrual for future warranty costs based upon the relationship of prior years' sales to actual warranty costs. It is the Company's practice to classify the entire warranty accrual as a current liability.

DEFERRED REVENUE

     The Company pre-sells maintenance contracts in the form of extended service agreements ("ESA"). ESA revenue is recorded as deferred revenue and recognized as income when the service is performed.

               GETZSCHMAN HEATING & SHEET METAL CONTRACTORS, INC.

USE OF ESTIMATES

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

INCOME TAXES

     The Company uses the liability method of accounting for federal and state income taxes as provided by SFAS No. 109, "Accounting for Income Taxes." Under the liability method, the deferred tax liability or asset is based on temporary differences between the financial statement and income tax bases of assets and liabilities, measured at tax rates that will be in effect when the differences reverse.

ALLOWANCE FOR DOUBTFUL ACCOUNTS

     During the year ended August 31, 1996, amounts charged to bad debt expense totaled $386 and accounts written-off net of recoveries were ($98).

ADVERTISING COSTS

     The Company expenses advertising costs as incurred. During 1996, the Company expensed $64,284.

NEWLY ISSUED ACCOUNTING STANDARDS

     In June 1997, the FASB issued FAS No. 130, "Reporting Comprehensive Income." Statement No. 130 establishes standards for reporting and displaying comprehensive income and its components in a full set of general purpose financial statements. Statement No. 130 is effective for interim and annual periods beginning after December 15, 1997. Comprehensive income encompasses all changes in shareholders' equity (except those arising from transactions from owners) and includes net income, net unrealized capital gains or losses on available for sale securities and foreign currency translation adjustments. Management of the Company does not expect the adoption of FAS No. 130 to have a material impact on the Company's financial statements.

2. CONTRACTS IN PROCESS

     Information relative to contracts in process is as follows:

                                                              AUGUST 31,
                                                                 1996
                                                              ----------
Contracts on the percentage-of-completion method:
  Expenditures on uncompleted contacts......................   $588,152
  Estimated earnings........................................    188,952
                                                               --------
                                                                777,104
Less applicable billings....................................   (680,024)
                                                               --------
                                                               $ 97,080
                                                               ========
Included in the accompanying balance sheet under the
  following captions:
  Costs and estimated earnings in excess of billings on
     uncompleted contracts..................................   $130,295
  Billings in excess of costs and estimated earnings on
     uncompleted contracts..................................    (33,215)
                                                               --------
                                                               $ 97,080
                                                               ========

     Progress billings on contracts bear a relation to costs incurred, but are not indicative of the ultimate profit or loss on a contract.

               GETZSCHMAN HEATING & SHEET METAL CONTRACTORS, INC.

3. DEBT

     Debt consists of:

                                                              AUGUST 31,
                                                                 1996
                                                              ----------
Line of credit..............................................   $ 45,000
Mortgage note payable.......................................     19,982
Installment and equipment notes.............................    120,517
                                                               --------
                                                                189,499
Less current portion........................................     86,496
                                                               --------
                                                               $ 99,003
                                                               ========

     The Company has a line of credit with a financial institution with a total borrowing limit of $100,000. The line of credit bears interest at a variable rate, 9.7% at August 31, 1996.

     The Company has a mortgage note payable which is secured by the Company's satellite office building and land. This loan requires monthly installments of $351, including principal and interest (10.4% at August 31, 1996) through April, 2003.

     The Company has various installment and equipment loans to various lenders which are secured by vehicles and equipment. These loans bear interest at various variable rates ranging from 6.3% to 18.6% at August 31, 1996. These loans require monthly payments ranging from $331 to $2,266 and are due through 2003.

     As of August 31, 1996, the aggregate amounts of annual principal maturities of long-term debt are as follows:

1997........................................................  $ 86,496
1998........................................................    36,697
1999........................................................    32,413
2000........................................................    21,360
2001........................................................     3,519
Thereafter..................................................     5,014
                                                              --------
                                                              $185,499
                                                              ========

4. LEASES

     Total rental expense for all operating leases was $28,209 for 1996. The Company leases certain vehicles, equipment, and office and warehouse facilities under terms of noncancelable operating and capital lease agreements which expire at various dates through November 1998. Minimum rental commitments at August 31, 1996 under capital and operating leases having an initial noncancelable term of one year or more are as follows:

                                                              CAPITAL    OPERATING
                                                               LEASES     LEASES
                                                              --------   ---------
1997........................................................  $  5,275   $ 25,871
1998........................................................    12,338     11,535
                                                              --------   --------
                                                                17,613   $ 37,406
                                                                         ========
Amounts representing interest...............................    (1,952)
                                                              --------
Present value of net minimum rentals (including $3,928
  classified as current)....................................  $ 15,661
                                                              ========

               GETZSCHMAN HEATING & SHEET METAL CONTRACTORS, INC.

     The carrying values of assets under capital leases, which are included with owned assets in the accompanying balance sheets, are as follows:

                                                              AUGUST 31,
                                                                 1996
                                                              ----------
Machinery and equipment.....................................   $17,628
Less accumulated amortization...............................     3,526
                                                               -------
Net equipment under capital leases..........................   $14,102
                                                               =======

     Amortization of the assets under capital leases is included in depreciation expense.

5. EMPLOYEE BENEFIT PLANS

     The Company has a defined-contribution employee benefit plan incorporating provisions of Section 401(k) of the Internal Revenue Code ("the Code"). Substantially all employees of the Company are eligible to participate in the plan. Under the plan's provisions, a plan member may make contributions, on a tax deferred basis, not to exceed the maximum established by the Internal Revenue Service. The Company provides matching contributions of certain percentages of employee contributions at the discretion of the board of directors. The Company's accrual for matching contributions totaled $40,000 for 1996.

6. COMMITMENTS AND CONTINGENT LIABILITIES

     The Company maintains general liability insurance coverage and umbrella policies to insure itself against any liabilities occurring in the normal course of business. The Company believes that its insurance coverage is adequate.

7. INCOME TAXES

     Income tax expense consists of the following at August 31, 1996:

                                                              AUGUST 31,
                                                                 1996
                                                              ----------
Current:
  Federal...................................................   $ 42,978
  State.....................................................     11,527
Deferred....................................................    (16,016)
                                                               --------
                                                               $ 38,489
                                                               ========

     Significant components of the deferred tax assets and liabilities as of August 31, 1996, are as follows:

Deferred tax assets:
  Investments...............................................      3,862
  Compensation and warranty reserves........................     25,884
  Contract billings.........................................      2,935
                                                               --------
Total gross deferred tax assets.............................     32,681
Valuation allowance.........................................         --
                                                               --------
Deferred tax assets.........................................     32,681
                                                               --------
Net deferred tax assets.....................................   $ 32,681
                                                               ========

               GETZSCHMAN HEATING & SHEET METAL CONTRACTORS, INC.

     Management has evaluated the need for a valuation allowance for all or a portion of the deferred tax assets and believes that the deferred tax assets will be more likely than not realized during the carryforward period. Accordingly, no valuation allowance has been recorded for the year ended December 31, 1996.

     The provision for income taxes differs from the amounts computed by applying the statutory federal income tax rate of 34% to income before income taxes. The differences are summarized as follows:

                                                              AUGUST 31,
                                                                 1996
                                                              ----------
Tax provision at statutory rate.............................   $37,060
State income tax less applicable federal tax benefit........     5,692
Nondeductible expenses......................................     4,829
Graduated Tax Rates Effect..................................    (9,092)
                                                               -------
                                                               $38,489
                                                               =======

8. RELATED PARTY TRANSACTIONS

     The Company leases its primary office facility from its stockholders. Rental payments of $23,400 related to this lease were made in the year ended August 31, 1996.

     Current liabilities include notes payable to stockholders and officers of the Company totaling $37,757 at August 31, 1996.

9. SUBSEQUENT EVENT

     Subsequent to year end the Company signed a Letter of Intent with Service Experts, Inc. to sell all of the Company's stock. In accordance with the Letter of Intent, the Company will become a wholly-owned subsidiary of Service Experts, Inc.

                         REPORT OF INDEPENDENT AUDITORS

The Stockholders
Teays Valley Heating and Cooling, Inc.

     We have audited the accompanying balance sheet of Teays Valley Heating and Cooling, Inc. (a Subchapter S corporation) as of December 31, 1996, and the related statements of income, stockholders' equity, and cash flows for the year ended December 31, 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Teays Valley Heating and Cooling, Inc. at December 31, 1996, and the results of its operations and its cash flows for the year ended December 31, 1996, in conformity with generally accepted accounting principles.

Nashville, Tennessee
September 18, 1997

                     TEAYS VALLEY HEATING AND COOLING, INC.

                                 BALANCE SHEETS

                                                              DECEMBER 31,    JUNE 30,
                                                                  1996          1997
                                                              ------------   -----------
                                                                             (UNAUDITED)
                                         ASSETS
Current assets:
  Cash and cash equivalents.................................    $127,240        $ 78,577
  Receivables:
     Trade, net of allowance for doubtful
       accounts of $22,164 and $21,947 at
       December 31, 1996 and June 30, 1997 (unaudited),
       respectively..........................................    173,192         221,903
     Other receivables......................................       9,970          36,447
                                                                --------        --------
                                                                 183,162         258,350
Inventories.................................................     169,306         167,873
Other assets................................................      23,799          24,004
                                                                --------        --------
          Total current assets..............................     503,507         528,804
Property and equipment:
  Furniture and fixtures....................................      86,774          93,567
  Machinery and equipment...................................     204,970         214,594
  Vehicles..................................................     308,948         352,776
                                                                --------        --------
                                                                 600,692         660,937
  Less accumulated depreciation.............................    (435,818)       (471,178)
                                                                --------        --------
                                                                 164,874         189,759
Intangibles.................................................     106,600         106,600
Other assets................................................      15,000          15,000
                                                                --------        --------
          Total assets......................................    $789,981        $840,163
                                                                ========        ========
                          LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Trade accounts payable and accrued liabilities............    $181,109        $139,360
  Accrued compensation......................................      32,588          36,457
  Accrued taxes, other than income..........................      10,718          47,234
  Accrued warranties........................................      31,736          30,694
  Deferred revenue..........................................      47,966          47,327
  Billings in excess of costs and estimated earnings........          --          43,817
  Current portion of long-term debt and capital lease
     obligations............................................     129,131         115,579
                                                                --------        --------
          Total current liabilities.........................     433,248         460,468
Long-term debt and capital lease obligations, net of
  current...................................................     191,003         173,162
Other long term liabilities.................................     106,600         106,600
Stockholders' equity:
  Common stock, $100 par value, 100 shares authorized, 100
     shares issued and outstanding..........................      10,000          10,000
  Additional paid-in capital................................      29,543          29,543
  Retained earnings.........................................      19,587          60,390
                                                                --------        --------
          Total stockholders' equity........................      59,130          99,933
                                                                --------        --------
          Total liabilities and stockholders' equity........    $789,981        $840,163
                                                                ========        ========

                            See accompanying notes.

                     TEAYS VALLEY HEATING AND COOLING, INC.

                              STATEMENTS OF INCOME

                                                               YEAR ENDED      SIX MONTHS
                                                              DECEMBER 31,   ENDED JUNE 30,
                                                                  1996            1997
                                                              ------------   --------------
                                                                              (UNAUDITED)
Net revenues................................................   $3,108,173      $1,498,534
Cost of goods sold..........................................    2,429,965       1,082,317
                                                               ----------      ----------
Gross margin................................................      678,208         416,217
Selling, general and administrative expenses................      568,196         309,819
Bad debt expense............................................       12,375          14,427
                                                               ----------      ----------
Income from operations......................................       97,637          91,971
Other income (expense):
  Interest expense..........................................      (46,981)        (15,166)
  Interest income...........................................          893           1,073
  Other income..............................................       12,551          12,377
                                                               ----------      ----------
Net income..................................................   $   64,100      $   90,255
                                                               ==========      ==========

                            See accompanying notes.

                     TEAYS VALLEY HEATING AND COOLING, INC.

                       STATEMENT OF STOCKHOLDERS' EQUITY

                                                    COMMON STOCK
                                                   $100 PAR VALUE    ADDITIONAL
                                                  ----------------    PAID-IN     RETAINED
                                                  SHARES   AMOUNT     CAPITAL     EARNINGS    TOTAL
                                                  ------   -------   ----------   --------   --------
Balance at January 1, 1996......................   100     $10,000    $29,543     $(23,686)  $ 15,857
  Capital distributions.........................    --          --         --      (20,827)   (20,827)
  Net income....................................    --          --         --       64,100     64,100
                                                   ---     -------    -------     --------   --------
Balance at December 31, 1996....................   100      10,000     29,543       19,587     59,130
  Capital distributions (unaudited).............    --          --         --      (49,452)   (49,452)
  Net income (unaudited)........................    --          --         --       90,255     90,255
                                                   ---     -------    -------     --------   --------
Balance at June 30, 1997 (unaudited)............   100     $10,000    $29,543     $ 60,390   $ 99,933
                                                   ===     =======    =======     ========   ========

                            See accompanying notes.

                     TEAYS VALLEY HEATING AND COOLING, INC.

                            STATEMENTS OF CASH FLOWS

                                                               YEAR ENDED      SIX MONTHS
                                                              DECEMBER 31,   ENDED JUNE 30,
                                                                  1996            1997
                                                              ------------   --------------
                                                                              (UNAUDITED)
OPERATING ACTIVITIES
Net income..................................................   $   64,100      $   90,255
Adjustments to reconcile net income to net cash provided by
  operating activities:
  Depreciation and amortization.............................       83,547          41,774
  Provision for loss on accounts receivable.................       12,375          14,427
  Gain on asset disposals...................................      (55,820)             --
  Changes in assets and liabilities:
     Accounts receivable....................................       (2,356)        (89,615)
     Inventories............................................       48,493           1,433
     Other current assets...................................       (1,221)           (205)
     Trade accounts payable and accrued liabilities.........       (5,484)        (41,749)
     Accrued compensation...................................       12,241           3,869
     Accrued taxes, other than income.......................       (4,017)         36,516
     Deferred revenue.......................................       14,169            (639)
     Accrued warranties.....................................          236          (1,042)
     Billings in excess of costs and estimated earnings.....           --          43,817
                                                               ----------      ----------
Net cash flow provided by operating activities..............      166,263          98,841
INVESTING ACTIVITIES
Purchase of property and equipment..........................           --         (66,659)
Proceeds from sale of property, buildings and equipment.....      164,142              --
                                                               ----------      ----------
Net cash provided by (used in) investing activities.........      164,142         (66,659)
FINANCING ACTIVITIES
Distribution to stockholders................................      (20,827)        (49,452)
Payments on long-term debt and capital leases...............     (233,978)        (48,311)
Proceeds from long-term debt................................           --          16,918
                                                               ----------      ----------
Net cash used in financing activities.......................     (254,805)        (80,845)
Increase (decrease) in cash and cash equivalents............       75,600         (48,663)
Cash and cash equivalents at beginning of period............       51,640         127,240
                                                               ----------      ----------
Cash and cash equivalents at end of period..................   $  127,240      $   78,577
                                                               ==========      ==========
SUPPLEMENTAL CASH FLOW INFORMATION
Interest paid...............................................   $   45,425      $   16,825
                                                               ==========      ==========

                            See accompanying notes.

                     TEAYS VALLEY HEATING AND COOLING, INC.

                         NOTES TO FINANCIAL STATEMENTS
                               DECEMBER 31, 1996

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

REPORTING ENTITY

     Teays Valley Heating and Cooling, Inc. (the "Company") operates in one industry segment and is primarily engaged in the installation and servicing of air conditioning and heating systems for commercial and residential customers throughout West Virginia.

UNAUDITED INTERIM FINANCIAL STATEMENTS

     The balance sheet as of June 30, 1997 and the related statements of income, stockholders' equity, and cash flows for the six months then ended (interim financial statements) have been prepared by the Company's management and are unaudited. The interim financial statements include all adjustments, consisting of only normal recurring adjustments, necessary for a fair presentation of the interim results.

     Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted from the interim financial statements. The interim financial statements should be read in conjunction with the December 31, 1996 audited financial statements appearing herein. The results of the six months ended June 30, 1997 may not be indicative of operating results for the full year.

RECOGNITION OF INCOME

     Revenues on all of the Company's heating and air conditioning installation contracts ("Contracts") for commercial buildings are recognized on the percentage-of-completion method in the ratio that total incurred costs bear to total estimated costs. Revenues on all of the Company's heating and air conditioning installation for residential installation and service and maintenance revenue are recognized upon completion of the services, which is usually within one to two days.

     Earnings and estimated costs on Contracts are reviewed throughout the terms of the Contracts, and any required adjustments are reflected in the periods in which they first become known. When estimates indicate a probable loss on a contract, the full amount thereof is accrued in the period in which it is first determined. Most Contracts are completed within one month. At December 31, 1996, there were no uncompleted contracts.

     Concentrations of credit risk with respect to trade receivables are limited due to the large number of customers comprising the Company's customer base, and their dispersions across many different industries and geographies.

     The liability "billings in excess of costs and estimated earnings" represents billings in excess of revenue recognized on in-progress contracts.

FAIR VALUE OF FINANCIAL INSTRUMENTS

  Cash

     The carrying amounts reported in the balance sheets for cash and cash equivalents approximate fair value.

  Accounts Receivable and Accounts Payable

     The carrying amounts reported in the balance sheets for accounts receivable and accounts payable approximate fair value.

                     TEAYS VALLEY HEATING AND COOLING, INC.

CASH EQUIVALENTS

     The Company considers all highly liquid investments with an original maturity of three months or less to be cash equivalents.

INVENTORIES

     Inventories are stated at cost, which is not in excess of market. Cost is determined by the first-in, first-out (FIFO) method for all inventories.

PROPERTY AND EQUIPMENT

     Property and equipment are stated on the basis of cost. Depreciation and amortization are provided on the straight-line method and declining-balance methods over the following useful lives:

                                                              YEARS
                                                              -----
Furniture and fixtures......................................   5-7
Machinery and equipment.....................................   5-7
Vehicles....................................................   5-7

INTANGIBLES

     In connection with the purchase of the Company by the current stockholders in 1992, the Company entered into a five year covenant not to compete with the former owner of the Company. The agreement provides for the Company to pay the former owner semi-annual payments of $7,500 over ten years upon his retirement from the Company. The non-compete agreement is reflected in the accompanying balance sheet as both a long-term liability and an intangible asset. The asset will be amortized on a straight-line basis over five years after the former owner's retirement date.

ACCRUED COMPENSATION

     Accrued compensation consists of salary, bonus and commission expenses payable to various employees.

WARRANTIES

     The Company provides the retail customer with a one year warranty on parts and labor from the date of installation of the heating and air conditioning unit. This warranty runs concurrent with the manufacturer's warranty on parts. The Company provides an accrual for future warranty costs based upon the relationship of prior years' sales to actual warranty costs. It is the Company's practice to classify the entire warranty accrual as a current liability.

DEFERRED REVENUE

     The Company pre-sells maintenance contracts in the form of extended service agreements ("ESA"). ESA revenue is recorded as deferred revenue and recognized as income when the service is performed.

USE OF ESTIMATES

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

                     TEAYS VALLEY HEATING AND COOLING, INC.

INCOME TAXES

     The shareholders of the Company have elected under Subchapter S of the Internal Revenue Code to include the company's income in their own income for federal income tax purposes. Accordingly, the Company is not subject to federal income taxes.

ALLOWANCE FOR DOUBTFUL ACCOUNTS

     During the year ended December 31, 1996, amounts charged to bad debt expense totaled $12,375 and accounts written off, net of recoveries were $2,475.

ADVERTISING COSTS

     The Company expenses advertising costs as incurred. During 1996, the Company expensed $125,919.

NEWLY ISSUED ACCOUNTING STANDARDS

     In June 1997, the FASB issued FAS No. 130, "Reporting Comprehensive Income." Statement No. 130 establishes standards for reporting and displaying comprehensive income and its components in a full set of general purpose financial statements. Statement No. 130 is effective for interim and annual periods beginning after December 15, 1997. Comprehensive income encompasses all changes in shareholders' equity (except those arising from transactions from owners) and includes net income, net unrealized capital gains or losses on available for sale securities and foreign currency translation adjustments. Management of the Company does not expect the adoption of FAS No. 130 to have a material impact on the Company's financial statements.

2. DEBT

     Debt consists of:

                                                              DECEMBER 31,
                                                                  1996
                                                              ------------
Line of credit..............................................    $165,000
Installment notes...........................................      67,409
Other long-term debt........................................      65,973
                                                                --------
                                                                 298,382
Less current portion........................................     114,846
                                                                --------
                                                                $183,536
                                                                ========

     The Company has a line of credit with a financial institution with a total borrowing limit of $225,000. The line of credit bears interest at a fixed rate of 12.9%. The line of credit requires monthly payments of $5,000 plus interest.

     The Company has various installment loans to various lenders which are secured by vehicles. These loans bear interest at various fixed rates ranging from 7.25% to 12.9% per annum at December 31, 1996. These loans require monthly payments ranging from $102 to $565 and are due through June 1999.

     The Company has a note payable to a former owner which is unsecured. This installment loan requires monthly installments of $1,553, including interest (9.5% at December 31, 1996) through April 2001.

                     TEAYS VALLEY HEATING AND COOLING, INC.

     As of December 31, 1996, the aggregate amounts of annual principal maturities of long-term debt are as follows:

1997........................................................  $ 114,846
1998........................................................     95,651
1999........................................................     64,639
2000........................................................     17,157
2001........................................................      6,089
                                                              ---------
                                                              $ 298,382
                                                              =========

3. LEASES

     Total rental expense for all operating leases was $17,000 for 1996. The Company also leases certain vehicles and equipment under terms of capital lease agreements which expire at various dates through April 1999. Minimum rental commitments at December 31, 1996 under capital leases having an initial noncancelable term of one year or more are as follows:

                                                              CAPITAL
                                                              LEASES
                                                              -------
1997........................................................  $15,486
1998........................................................    6,197
1999........................................................    2,066
                                                              -------
                                                               23,749
Amounts representing interest...............................    1,997
                                                              -------
Present value of net minimum rentals (including $14,285
  classified as current)....................................  $21,752
                                                              =======

     The carrying values of assets under capital leases, which are included with owned assets in the accompanying balance sheets, are as follows:

                                                              DECEMBER 31,
                                                                  1996
                                                              ------------
Machinery and equipment.....................................    $82,180
Less accumulated amortization...............................     44,475
                                                                -------
Net equipment under capital leases..........................    $37,705
                                                                =======

     Amortization of the assets under capital leases is included in depreciation expense.

4. EMPLOYEE BENEFIT PLANS

     The Company has a defined-contribution employee benefit plan incorporating provisions of Section 401(k) of the Internal Revenue Code (the "Code"). Substantially all employees of the Company are eligible to participate in the plan. Under the plan's provisions, a plan member may make contributions, on a tax deferred basis, not to exceed the maximum established by the Internal Revenue Service. The Company provides matching contributions of 33 1/3% of total contributions by a plan member, to a maximum of 3% of the employee's total calendar year compensation. The Company's matching contributions totaled $6,056 for 1996.

5. COMMITMENTS AND CONTINGENT LIABILITIES

     The Company maintains general liability insurance coverage and umbrella policies to insure itself against any liabilities occurring in the normal course of business. The Company believes that its insurance coverage is adequate.

                     TEAYS VALLEY HEATING AND COOLING, INC.

6. INCOME TAXES

PRO FORMA INCOME TAX INFORMATION (UNAUDITED)

     The Company operates under Subchapter S of the Internal Revenue Code and is not subject to corporate federal income tax. In connection with the proposed combination, the Subchapter S election will be terminated. As a result, the Company will be subject to corporate income taxes subsequent to the termination of S corporation status. The Company had net operating income for income tax purposes of $65,545 for 1996.

     Had the Company filed federal and state income tax returns as a regular corporation for 1996, income tax expense under the provisions of SFAS No. 109 would have been $24,881.

     At the date of termination of S corporation status, the Company will be required to provide deferred taxes for cumulative temporary differences between financial reporting and tax reporting basis of assets and liabilities. Such deferred taxes will be based on the cumulative temporary differences at the date of termination of S corporation status. The effect of recognizing the deferred taxes will be recorded as an adjustment to goodwill in purchase accounting. If the termination of S corporation status had occurred at June 30, 1997, the deferred tax asset would have been approximately $33,553.

7. RELATED PARTY TRANSACTIONS

     The Company leases its office facility under a cancelable operating lease from a former stockholder who is now an employee of the Company. Rental payments of $17,000 related to this lease were made in the year ended December 31, 1996.

8. SUBSEQUENT EVENT

     Subsequent to year end the Company signed a Letter of Intent with Service Experts, Inc. to sell all of the Company's stock. In accordance with the proposed Combination Agreement, the Company will become a wholly-owned subsidiary of Service Experts, Inc.

                   PRO FORMA COMBINED FINANCIAL STATEMENTS OF
                             SERVICE EXPERTS, INC.

     Service Experts Inc. (the "Company") was incorporated on March 27, 1996. On August 21, 1996, and simultaneous with the closing of its initial public offering of Common Stock, the Company acquired the Predecessor Companies (as defined below). In accordance with the provisions of Securities and Exchange Commission (the "Commission") Staff Accounting Bulletin No. 97, the historical financial statements of the Company for periods prior to August 21, 1996 are the combined financial statements of AC Service & Installation Co., Inc. and Donelson Air Conditioning Company, Inc. (collectively, the "Acquiring Company"). Such historical financial statements have been restated for the Pooled Companies (as defined below), which were acquired in December 1996 and May 1997 in business combinations accounted for as poolings of interests. The operations of the Company's subsidiaries other than the Pooled Companies have been included in the Company's financial statements from their respective effective dates of acquisition. The acquisitions of the Predecessor Companies have been accounted for using the historical cost basis of the Predecessor Companies in accordance with Commission Staff Accounting Bulletin No. 48. The Predecessor Companies are the Acquiring Company; Hardwick Air Masters, Inc. d/b/a Airmasters, Inc.; Norrell Heating and Air Conditioning Company, Inc.; Vision Holding Company, Inc.; Comerford's Heating and Air Conditioning, Inc.; Rolf Coal and Fuel Corp.; Brand Heating and Air Conditioning, Inc.; Coastal Air Conditioning Service, Inc.; Contractor Success Group, Inc.; and Service Experts of Palm Springs, Inc. The Pooled Companies are Custom Air Conditioning, Inc., Freschi Air Systems, Inc. and C. Iapaluccio Company, Inc.

     The following unaudited pro forma combined financial statements give effect to the acquisition by the Company of 32 Acquired Companies (as defined below) and to six HVAC businesses with which the Company has entered into agreements in principle (the "Pending Acquisitions") in exchange for shares of the Company's Common Stock, cash, warrants to purchase shares of Common Stock and the assumption of certain debt. The pro forma combined financial statements do not give effect to the acquisition of 10 HVAC businesses with which the Company has entered into agreements in principle which had aggregate residential service and replacement revenue in 1996 of approximately $27.5 million and an estimated aggregate purchase price of $22.2 million.

     The unaudited pro forma combined balance sheet as of June 30, 1997 gives effect to the acquisition of six Acquired Companies closed subsequent to June 30, 1997 and the six Pending Acquisitions. The six Acquired Companies which were closed subsequent to June 30, 1997 are Artic Aire of Chico, Inc., All American Air Conditioning & Heating, Inc., A-1 Air Conditioning, Inc., Mid Fla Heating and Air, Inc., S&W Air Conditioning, Inc., and Berkshire Air Conditioning Company. The six Pending Acquisitions are J.M. Jenks Incorporated dba J.M. Mechanical Systems, Holmes Sales & Service, Inc., PTM Enterprises, Inc. (formerly the residential division of Martin Mechanical Contractors, Inc.), E.L. Payne Company, Getzshman Heating & Sheet Metal Contractors, Inc. and Teays Valley Heating and Cooling, Inc. The unaudited pro forma combined statement of income for the six months ended June 30, 1997 gives effect to the acquisition of 15 Acquired Companies closed during the six month period ended June 30, 1997, six Acquired Companies which were closed subsequent to June 30, 1997 and six Pending Acquisitions as if such transactions had occurred as of January 1, 1996. The 15 Acquired Companies closed during the six month period ended June 30, 1997 are Dial One Raymond's Plumbing, Heating & Cooling, Inc., Gaddis Co., Automated Air, Inc., Bauer Heating & Air Conditioning, Incorporated, Sylvester's Corp., B.
W. Heating & Air Conditioning, Inc., Parker Heating & Air Conditioning, Incorporated, Roland J. Down, Inc., Claire's Air Conditioning and Refrigeration, Inc., Claire & Sanders, Inc., Royden Inc., Service Experts of Raleigh, Inc., Stark Services Company, Inc., ProAir Services, L.P. and Superior Air Conditioning Co., Inc. The unaudited pro forma combined statement of income for the 12 months ended December 31, 1996 gives effect to the acquisition of the Predecessor Companies as described above, 11 Acquired Companies closed during 1996, 15 Acquired Companies closed during the six month period ended June 30, 1997, six Acquired Companies closed subsequent to June 30, 1997 and six Pending Acquisitions as if such transactions had occurred on January 1, 1996. The 11 Acquired Companies closed during 1996 are Service Experts of Indianapolis, Inc., Frees Service Experts, Inc., Comfortech, Inc., Sunbeam Service Experts, Inc., Falso Service Experts, Inc., Gordon's

Specialty Company, Pardee Refrigeration Company Incorporated, Sanders Indoor Comfort, Inc., Island Air Conditioning, Inc., Air-Conditioning and Heating Unlimited, Inc. and B&B Air Conditioning, Inc.

     The unaudited pro forma combined financial statements have been prepared by the Company based on the historical financial statements of the Company and the companies referred to above and certain preliminary estimates and assumptions deemed appropriate by management of the Company. These pro forma combined financial statements may not be indicative of results that would have been achieved had these acquisitions occurred on the dates indicated or of results which may be realized in the future. Neither expected benefits nor cost reductions anticipated by the Company following consummation of these acquisitions have been reflected in the pro forma combined financial statements.

     The pro forma combined financial statements should be read in conjuction with the historical financial statements of the Company.

        PRO FORMA COMBINED FINANCIAL STATEMENTS OF SERVICE EXPERTS, INC.

                   UNAUDITED PRO FORMA COMBINED BALANCE SHEET
                                 JUNE 30, 1997

                                                                    ACQUIRED      PENDING       PRO FORMA
                                                         COMPANY    COMPANIES   ACQUISITIONS   ADJUSTMENTS    PRO FORMA
                                                         --------   ---------   ------------   -----------    ---------
                                                                                 (IN THOUSANDS)
Current assets:
  Cash and cash equivalents............................  $ 18,795    $  533        $  752       $(13,799)(a)  $  1,444
                                                                                                  (4,837)(b)
Receivables:
  Trade receivables, net...............................    20,815     2,260         2,456                       25,531
  Related party........................................        38        86            42                          166
  Employee.............................................       268        34             7                          309
  Other................................................     1,749        31            38                        1,818
                                                         --------    ------        ------       --------      --------
                                                           22,870     2,411         2,543             --        27,824
Inventories............................................     7,413     1,158           925                        9,496
Cost and estimated earnings in excess of billings......       723       154             4                          881
Prepaid expenses and other current assets..............     1,797       64           177                        2,038
Current portion of notes receivable -- related
  parties..............................................        14        --            --                           14
Current portion of notes receivable....................       260        --            --                          260
Deferred income taxes..................................     2,461       102            10                        2,573
                                                         --------    ------        ------       --------      --------
        Total current assets...........................    54,333     4,422         4,411        (18,636)       44,530
Property, buildings and equipment, net.................    13,504     1,726         1,912                       17,142
Notes receivable -- related parties....................       330        23            --                          353
Notes receivable -- other..............................       509        --            12                          521
Investment in affiliate................................       573        --            --                          573
Deferred income taxes..................................        --        79             6                           85
Goodwill...............................................    68,981        14            --         28,789(a)     97,784
Other assets...........................................       785        85           225                        1,095
                                                         --------    ------        ------       --------      --------
        Total assets...................................  $139,015    $6,349        $6,566       $ 10,153      $161,344
                                                         ========    ======        ======       ========      ========
Current liabilities:
  Short-term debt......................................  $     27    $   64        $  260       $   (324)(b)  $     27
  Trade accounts payable and accrued liabilities.......     9,939     1,265         2,299                       13,503
  Accrued compensation.................................     4,586       161           375                        5,122
  Accrued warranties...................................     1,646       128           129                        1,903
  Income taxes payable.................................     1,295       219            70                        1,584
  Deferred revenue.....................................     6,849       166           950                        7,965
  Billings in excess of costs and estimated earnings...     1,100       241           177                        1,518
  Current portion of long-term debt and capital lease
    obligations........................................       460       561           585         (1,146)(b)       460
                                                         --------    ------        ------       --------      --------
        Total current liabilities......................    25,902     2,805         4,845         (1,470)       32,082
Long-term debt and capital lease obligations, net of
  current..............................................       252       528         1,952         (2,480)(b)       252
Related parties notes..................................        --       544           343           (887)(b)        --
Deferred income taxes..................................       583       406             6                          995
Other long term liabilities............................        --        --           107                          107
Common stock...........................................       142        --            --              6(a)        148
Additional paid-in-capital.............................   101,658        --            --         16,363(a)    118,021
Retained earnings......................................    10,478     2,066          (687)        (1,379)(a)    10,478
                                                         --------    ------        ------       --------      --------
                                                         $139,015    $6,349        $6,566       $ 10,153      $161,344
                                                         ========    ======        ======       ========      ========

  See accompanying notes to Unaudited Pro Forma Combined Financial Statements.

        PRO FORMA COMBINED FINANCIAL STATEMENTS OF SERVICE EXPERTS, INC.

                UNAUDITED PRO FORMA COMBINED STATEMENT OF INCOME
                     FOR THE SIX MONTHS ENDED JUNE 30, 1997

                                                     ACQUIRED      PENDING       PRO FORMA
                                           COMPANY   COMPANIES   ACQUISITIONS   ADJUSTMENTS    PRO FORMA
                                           -------   ---------   ------------   -----------    ---------
                                                       (IN THOUSANDS, EXCEPT PER SHARE DATA)
Net revenues.............................  $86,235    $16,289      $12,758            --       $115,282
Cost of goods sold.......................   54,606     11,442        8,982             4(d)      75,034
                                           -------    -------      -------        ------       --------
Gross margin.............................   31,629      4,847        3,776            (4)        40,248
Selling, general and administrative
  expenses...............................   22,310      4,768        3,298          (561)(e)     29,815
                                           -------    -------      -------        ------       --------
Income from operations...................    9,319         79          478           557         10,433
Other income (expense):
  Interest expense.......................     (109)      (167)         (94)          261(f)        (109)
  Interest income........................      441         26            5            --            472
  Other income (expense).................      190       (124)           1            --             67
                                           -------    -------      -------        ------       --------
                                               522       (265)         (88)          261            430
                                           -------    -------      -------        ------       --------
Income (loss) before tax.................    9,841       (186)         390           818         10,863
Provision for income taxes...............    3,755         90           80           306(h)       4,231
                                           -------    -------      -------        ------       --------
Net income (loss)........................  $ 6,086    $  (276)     $   310        $  580       $  6,632
                                           =======    =======      =======        ======       ========
Pro forma net income per share...........  $  0.46                                             $   0.45
Pro forma weighted average shares
  outstanding............................   13,237                                 1,662(i)      14,899

  See accompanying notes to Unaudited Pro Forma Combined Financial Statements.

        PRO FORMA COMBINED FINANCIAL STATEMENTS OF SERVICE EXPERTS, INC.

                UNAUDITED PRO FORMA COMBINED STATEMENT OF INCOME
                 FOR THE TWELVE MONTHS ENDED DECEMBER 31, 1996

                                                      ACQUIRED      PENDING      PRO FORMA
                                            COMPANY   COMPANIES   ACQUISITION   ADJUSTMENTS    PRO FORMA
                                            -------   ---------   -----------   -----------    ---------
                                                       (IN THOUSANDS, EXCEPT PER SHARE DATA)
Net revenues..............................  $49,446   $151,747      $35,591      $(10,949)(c)  $225,835
Cost of goods sold........................   32,004    100,576       26,721        (9,785)(d)   149,516
                                            -------   --------      -------      --------      --------
Gross margin..............................   17,442     51,171        8,870        (1,164)       76,319
Selling, general and administrative
  expenses................................   13,504     44,320        7,561        (6,947)(e)    58,438
                                            -------   --------      -------      --------      --------
Income from operations....................    3,938      6,851        1,309         5,783        17,881
Other income (expense):
  Interest expense........................      (66)      (622)        (203)          825(f)        (66)
  Interest income.........................      336        289           41            --           666
  Other income (expense)..................      189       (146)          (1)           40(g)         82
                                            -------   --------      -------      --------      --------
                                                459       (479)        (163)          865           682
                                            -------   --------      -------      --------      --------
Income before tax.........................    4,397      6,372        1,146         6,648        18,563
Provision for income taxes................    1,204        763          296         5,424(h)      7,687
                                            -------   --------      -------      --------      --------
Net income................................  $ 3,193   $  5,609      $   850      $  1,263      $ 10,876
                                            =======   ========      =======      ========      ========
Pro forma net income per share............  $  0.70                                            $   0.74
Pro forma weighted average shares
  outstanding.............................    4,544                                10,247(j)     14,791

  See accompanying notes to Unaudited Pro Forma Combined Financial Statements.

                             SERVICE EXPERTS, INC.

                    PRO FORMA COMBINED FINANCIAL STATEMENTS
           NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

PRO FORMA BALANCE SHEET ADJUSTMENTS

     (a) Reflects the payments to owners of six Acquired Companies and six Pending Acquisitions of $13,799,000 in cash and 628,000 shares of common stock resulting in an increase in Goodwill of $28,789,000 which is amortized over 40 years. The allocation of the purchase price associated with the acquisitions has been determined by the Company based on available information and is subject to further refinement.

     (b) Reflects the assumed payment of all outstanding debt.

                             SERVICE EXPERTS, INC.

                    PRO FORMA COMBINED FINANCIAL STATEMENTS
   NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

                                                                        TWELVE MONTHS   SIX MONTHS
                                                                            ENDED         ENDED
                                                                        DECEMBER 31,     JUNE 30,
                                                                            1996           1997
                                                                        -------------   ----------
                                                                              (IN THOUSANDS)
PRO FORMA STATEMENTS OF INCOME ADJUSTMENTS
(c) REFLECTS THE FOLLOWING ADJUSTMENTS TO REVENUES:
     (i)  Elimination of division not acquired........................    $(10,949)      $     --
(d) REFLECTS THE FOLLOWING ADJUSTMENTS TO COST OF GOODS SOLD:
     (i)  Adjust rent expense per new leases..........................    $   (105)      $     --
    (ii)  (Elimination) addition of real estate depreciation..........         (19)             4
   (iii)  Elimination of division not acquired........................      (9,661)            --
                                                                          --------       --------
                                                                          $ (9,785)      $      4
                                                                          ========       ========
(e) REFLECTS THE FOLLOWING ADJUSTMENTS TO SELLING, GENERAL, AND
    ADMINISTRATIVE:
     (i)  Elimination of historical owners' compensation..............    $(13,734)      $ (1,364)
    (ii)  Additional compensation relating to new agreements with
          previous owners.............................................       4,642            657
   (iii)  Additional lease expense on real estate sold by AC Service &
          Installation Co., Inc. and Vision Holding Company, Inc......          53             --
    (iv)  Elimination of depreciation expense on real estate sold by
          AC Service & Installation Co., Inc. and Vision Holding
          Company, Inc................................................         (24)            --
     (v)  Elimination of non-competition fees resulting from buyout of
          non-compensation agreements.................................         (43)            --
    (vi)  Corporate office overhead expenses..........................         270             --
   (vii)  Corporate office compensation...............................         366             --
  (viii)  Elimination of management fees paid by Air Experts, a United
          Services Co., Inc. and Service Experts of Palm Springs, Inc.
          to parent companies or affiliates which are part of the
          corporate office adjustments................................         (36)            --
    (ix)  Goodwill amortization.......................................       2,659            506
     (x)  Elimination of general and administrative expenses including
          elimination of division not acquired........................      (1,800)          (360)
    (xi)  Three regional vice presidents and one MIS director.........         700             --
                                                                          --------       --------
                                                                          $ (6,947)      $   (561)
                                                                          ========       ========
(f) REFLECTS THE FOLLOWING ADJUSTMENTS TO INTEREST EXPENSE RELATED TO:
     (i)  Elimination of debt distributed to shareholder of Vision
          Holding Company, Inc........................................    $     45       $     --
    (ii)  Elimination of interest on debt distributed to shares of AC
          Service & Installation Co., Inc. and Custom Air
          Conditioning, Inc...........................................          15             --
   (iii)  Elimination of all other debt assumed in the transaction to
          be paid at closing..........................................       1,369            261
    (iv)  Additional interest on debt incurred associated with the
          transaction.................................................        (604)            --
                                                                          --------       --------
                                                                          $    825       $    261
                                                                          ========       ========

                             SERVICE EXPERTS, INC.

                    PRO FORMA COMBINED FINANCIAL STATEMENTS
   NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

                                                                        TWELVE MONTHS   SIX MONTHS
                                                                            ENDED         ENDED
                                                                        DECEMBER 31,     JUNE 30,
                                                                            1996           1997
                                                                        -------------   ----------
                                                                              (IN THOUSANDS)
(g) REFLECTS THE FOLLOWING ADJUSTMENT TO OTHER INCOME:
     (i)  The addition of income from its 37% investment in Future
          University..................................................    $     40       $     --
                                                                          ========       ========
(h) REFLECTS THE FOLLOWING ADJUSTMENTS TO INCOME TAXES:
     (i)  Additional income tax provision for state and federal taxes at a combined effective rate of 38% as certain Acquired
          Companies and the Pending Acquisition previously which were
          taxed as Subchapter S corporations..........................    $  2,359       $    152
    (ii)  Additional income taxes on adjustments (c) thru (g).........       2,142             37
   (iii)  Additional income tax provision for state and federal taxes
          due to the non-deductibility of goodwill....................         923            117
                                                                          --------       --------
                                                                          $  5,424       $    306
                                                                          ========       ========
(i) Reflects adjustments to weighted average shares outstanding as follows:
          (i) 490,000 shares and the dilutive effect of warrants
          issued to the owners of the Acquired Companies, (ii) 391,000 shares issued to the owners of the Pending Acquisitions,
          (iii) 781,000 additional shares to reflect the shares issued in the Secondary Offering as outstanding for the entire
          period.
(j) Reflects adjustments to weighted average shares outstanding as follows:
          (i) 1,329,000 shares and the dilutive effect of warrants
          issued to the owners of the Acquired Companies, (ii) 391,000 shares issued to the owners of the Pending Acquisitions,
          (iii) 1,850,000 shares issued in the Secondary Offering,
          (iv) 6,677,000 additional shares to reflect the shares
          issued in the Initial Public Offering to the Predecessor
          Companies and shares issued to the 11 Acquired Companies
          closed in 1996 as outstanding for the entire period.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                          SERVICE EXPERTS, INC.


                                          By:  /s/ Anthony M. Schofield
                                              ----------------------------------
                                              Anthony M. Schofield
                                              Chief Financial Officer, Secretary
                                              and Treasurer


Date:  September 26, 1997

                                  EXHIBIT INDEX

EXHIBIT
NUMBER               DESCRIPTION OF EXHIBITS
-------              -----------------------
  23                 Consent of Ernst & Young LLP
